                                                                   Exhibit 10.46

                                                               EXECUTION VERSION
================================================================================


                                CREDIT AGREEMENT

                                      AMONG

                           SILICON VALLEY GROUP, INC.

                                       AND

                              LENDERS NAMED HEREIN

                                       AND

                               ABN AMRO BANK N.V.,
                              AS AGENT FOR LENDERS





                                  JUNE 30, 1998

================================================================================

                                                                                PAGE
    SECTION I.        INTERPRETATION.............................................1

         1.01.    Definitions....................................................1

         1.02.    GAAP..........................................................18

         1.03.    Headings......................................................18

         1.04.    Plural Terms..................................................18

         1.05.    Time..........................................................18

         1.06.    Governing Law.................................................18

         1.07.    Construction..................................................18

         1.08.    Entire Agreement..............................................18

         1.09.    Calculation of Interest and Fees..............................19

         1.10.    References....................................................19

         1.11.    Other Interpretive Provisions.................................19

   SECTION II.        CREDIT FACILITIES.........................................20

         2.01.    Loan Facility.................................................20

         2.02.    Letter of Credit Facility.....................................23

         2.03.    Amount Limitations, Commitment Reductions, Etc................28

         2.04.    Fees..........................................................29

         2.05.    Prepayments...................................................30

         2.06.    Other Payment Terms...........................................30

         2.07.    Loan Accounts; Notes..........................................31

         2.08.    Loan Funding..................................................32

         2.09.    Pro rata Treatment............................................32

         2.10.    Change of Circumstances.......................................34

         2.11.    Taxes on Payments.............................................36

         2.12.    Funding Loss Indemnification..................................37

         2.13.    Replacement of Lenders........................................38

         2.14.    Limitation on Collection of Costs.............................38

  SECTION III.        CONDITIONS PRECEDENT......................................38

                                                                                PAGE
         3.01.    Initial Conditions Precedent..................................38

         3.02.    Conditions Precedent to Each Credit Event.....................39

         3.03.    Covenant to Deliver...........................................39

   SECTION IV.        REPRESENTATIONS AND WARRANTIES............................39

         4.01.    Borrower's Representations and Warranties.....................39

         4.02.    Reaffirmation.................................................44

    SECTION V.        COVENANTS.................................................44

         5.01.    Affirmative Covenants.........................................44

         5.02.    Negative Covenants............................................47

         5.03.    Financial Covenants...........................................54

   SECTION VI.        DEFAULT...................................................56

         6.01.    Events of Default.............................................56

         6.02.    Remedies......................................................58

  SECTION VII.        THE AGENT AND RELATIONS AMONG LENDERS.....................59

         7.01.    Appointment, Powers and Immunities............................59

         7.02.    Reliance by Agent.............................................59

         7.03.    Defaults......................................................59

         7.04.    Indemnification...............................................60

         7.05.    Non-Reliance..................................................60

         7.06.    Resignation or Removal of Agent...............................61

         7.07.    Authorization.................................................61

         7.08.    Agent in its Individual Capacity..............................61

 SECTION VIII.        MISCELLANEOUS.............................................61

         8.01.    Notices.......................................................61

         8.02.    Expenses......................................................62

         8.03.    Indemnification...............................................63

         8.04.    Waivers; Amendments...........................................63

         8.05.    Successors and Assigns........................................64

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
                                                                                PAGE
         8.06.    Setoff........................................................67

         8.07.    No Third Party Rights.........................................67

         8.08.    Partial Invalidity............................................67

         8.09.    Jury Trial....................................................67

         8.10.    Confidentiality...............................................67

         8.11.    Counterparts..................................................68



SCHEDULES

I                 Lenders
II                Pricing Grid
3.01              Initial Conditions Precedent
4.01(q)           Subsidiaries
5.02(e)           Existing Investments


EXHIBITS

A                 Notice of Borrowing (2.01(b))
B                 Notice of Conversion (2.01(d))
C                 Notice of Interest Period Selection (2.01(e))
D                 Extension Request (2.01(h)
E                 Note (2.07(a))
F                 Assignment Agreement (8.05(c))

                                       CREDIT AGREEMENT


        THIS CREDIT AGREEMENT, dated as of June 30, 1998, is entered into by and among:

               (1) SILICON VALLEY GROUP, INC., a Delaware corporation ("Borrower");

               (2) Each of the financial institutions from time to time listed in Schedule I hereto, as amended from time to time (such financial institutions to be referred to herein collectively as "Lenders"); and

               (3) ABN AMRO BANK N.V., acting through its San Francisco International Branch, as agent for Lenders (in such capacity, "Agent").


                                           RECITALS

        A. Borrower has requested Lenders to provide certain credit facilities to Borrower.

        B. Lenders are willing to provide such credit facilities upon the terms and subject to the conditions set forth herein.


                                          AGREEMENT

        NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:


SECTION I.    INTERPRETATION.

     1.01. Definitions. Unless otherwise indicated in this Agreement or any other Credit Document, each term set forth below, when used in this Agreement or any other Credit Document, shall have the respective meaning given to that term below or in the provision of this Agreement or other document, instrument or agreement referenced below.

               "ABN AMRO" shall mean ABN AMRO Bank N.V.

               "Accounts" shall mean, with respect to any Person, all accounts receivable owned by such Person including all "accounts" within the meaning of Section 9106 of the California Uniform Commercial Code and "Account" shall mean any one of the Accounts.

               "Acquisition Charge Cap" shall mean, as of any date of calculation, the lesser of (a) $50,000,000 and (b) an amount equal to five percent (5%) of Borrower's Tangible Net Worth on the last day of the immediately preceding fiscal year.

        "Adjusted Net Income" shall mean, with respect to Borrower for any period, the sum, determined on a consolidated basis in accordance with GAAP where applicable, of:

                      (a) The net income or net loss of Borrower and its
               Subsidiaries for such period after provision for income taxes;

                                         plus

                      (b) To the extent deducted in calculating such net income
               or net loss for such period under clause (a) above, all non-recurring, non-cash charges taken by Borrower and its Subsidiaries during such period in connection with acquisitions permitted by Subparagraph 5.02(d) (including charges for the write-off of in-process research and development costs relating to such acquisitions); provided, however, that the sum of all such charges so added to net income or net loss in calculating the Adjusted Net Income of Borrower during the period from the date of this Agreement through the Maturity Date shall not at any time exceed the Acquisition Charge Cap at such time.

               "Affiliate" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, five percent (5%) or more of any class of Equity Securities of such Person, (b) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (c) each of such Person's officers, directors, joint venturers and partners; provided, however, that in no case shall any Lender Party be deemed to be an Affiliate of Borrower or any of its Subsidiaries for purposes of this Agreement. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

               "Agent" shall have the meaning given to that term in clause (3) of the introductory paragraph hereof.

               "Agent's Fee Letter" shall mean the letter agreement dated as of April 16, 1998, between Borrower and Agent regarding certain fees payable by Borrower to Agent.

               "Agreement" shall mean this Credit Agreement.

               "Applicable Lending Office" shall mean, with respect to any Lender, (a) in the case of its Base Rate Loans, its Domestic Lending Office, and (b) in the case of its LIBOR Loans, its Euro-Dollar Lending Office.

               "Applicable Margin" shall mean, with respect to any Loan during any Pricing Period, the per annum margin for such Loan during such Pricing Period determined pursuant to the Pricing Grid and added to the Base Rate or LIBO Rate, as the case may be, for such Loan; provided, however, that each Applicable Margin determined pursuant to the Pricing Grid shall be increased by two percent (2.00%) at the option of Agent or the Required Lenders on the date an Event of Default occurs and shall continue at such increased rate unless and until such Event of Default is waived in accordance with this Agreement.

               "Assignee Lender" shall have the meaning given to that term in Subparagraph 8.05(c).

               "Assignment" shall have the meaning given to that term in Subparagraph 8.05(c).

               "Assignment Agreement" shall have the meaning given to that term in Subparagraph 8.05(c).

               "Assignment Effective Date" shall have, with respect to each Assignment Agreement, the meaning set forth therein.

               "Assignor Lender" shall have the meaning given to that term in Subparagraph 8.05(c).

               "Base Rate" shall mean, on any day, the greater of (a) the Prime Rate in effect on such date and (b) the Federal Funds Rate for such day plus one-half percent (0.50%).

               "Base Rate Loan" shall mean, at any time, a Loan which then bears interest as provided in clause (i) of Subparagraph 2.01(c).

               "Borrower" shall have the meaning given to that term in clause
        (1) of the introductory paragraph hereof.

               "Borrowing" shall mean a borrowing by Borrower consisting of the Loans made by each of the Lenders on the same date and of the same Type pursuant to a single Notice of Borrowing.

               "Business Day" shall mean any day on which (a) commercial banks are not authorized or required to close in San Francisco, California, Chicago, Illinois or New York, New York and (b) if such Business Day is related to a LIBOR Loan, dealings in Dollar deposits are carried out in the London interbank market.

               "Capital Adequacy Requirement" shall have the meaning given to that term in Subparagraph 2.10(d).

               "Capital Asset" shall mean, with respect to any Person, any tangible fixed or capital asset owned or, in the case of a Capital Lease or "synthetic" lease, leased by such Person, and any expense incurred by such Person that is required by GAAP to be reported as a non-current asset on such Person's balance sheet.

               "Capital Expenditures" shall mean, with respect to any Person and any period, all amounts expended by such Person during such period for the acquisition of Capital

        Assets (including all amounts paid or accrued on Capital Leases and "synthetic" leases and other Indebtedness incurred or assumed to acquire Capital Assets).

               "Capital Leases" shall mean any and all lease obligations that, in accordance with GAAP, are required to be capitalized on the books of a lessee.

               "Change of Control" shall mean the occurrence of any of the following events: (a) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall (i) acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of thirty percent (30%) or more of the outstanding Equity Securities of Borrower entitled to vote for members of the board of directors, or (ii) acquire all or substantially all of the assets of Borrower and its Subsidiaries taken as a whole, or (b) during any period of twelve (12) consecutive calendar months, individuals who are directors of Borrower on the first day of such period ("Initial Directors") and any directors of Borrower who are specifically approved by two-thirds of the Initial Directors and previously-approved Directors ("Approved Directors") shall cease to constitute a majority of the Board of Directors of Borrower before the end of such period.

               "Change of Law" shall have the meaning given to that term in Subparagraph 2.10(b).

               "Closing Date" shall mean the date, not later than June 30, 1998, designated by Borrower in the initial Notice of Borrowing as the date for the initial Borrowing.

               "Commitment" shall mean, with respect to each Lender, the Dollar amount set forth under the caption "Commitment" opposite such Lender's name on Part A of Schedule I, or, if changed, such Dollar amount as may be set forth for such Lender in the Register. "Commitments" shall mean, collectively, the Commitments of all Lenders and, if the context so permits, the LC Commitment of Issuing Bank.

               "Commitment Fee Rate" shall mean, during any Pricing Period, the per annum rate for such Pricing Period determined pursuant to the Pricing Grid.

               "Commitment Fees" shall have the meaning given to that term in Subparagraph 2.04(b).

               "Compliance Certificate" shall have the meaning given to that term in Subparagraph 5.01(a).

               "Contingent Obligation" shall mean, with respect to any Person,
        (a) any Guaranty Obligation of that Person; and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person in respect of any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments, (iii) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (iv) in respect to any Rate Contract that is not entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person. The amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of "Guaranty Obligation") be deemed equal to the maximum reasonably anticipated liability in respect thereof, and shall, with respect to item (b)(iv) of this definition be marked to market on a current basis.

               "Contractual Obligation" of any Person shall mean, any indenture, note, lease, loan agreement, security, deed of trust, mortgage, security agreement, guaranty, instrument, contract, agreement or other form of contractual obligation or undertaking to which such Person is a party or by which such Person or any of its property is bound.

               "Credit Documents" shall mean and include this Agreement, the Notes , all Rate Contracts of Borrower with any Lender related to any Loan, the LC Applications, the Letters of Credit and the Agent's Fee Letter; all other documents, instruments and agreements delivered to any Lender Party pursuant to Paragraph 3.01; and all other documents, instruments and agreements delivered by Borrower or any of its Subsidiaries to any Lender Party in connection with this Agreement on or after the date of this Agreement.

               "Credit Event" shall mean the making of any Loan; the conversion of any Loan into a LIBOR Loan; the selection of a new Interest Period for any LIBOR Loan; or the issuance of any Letter of Credit or any amendment of any Letter of Credit that increases its stated amount or extends its expiration date.

               "Default" shall mean an Event of Default or any event or circumstance not yet constituting an Event of Default which, with the giving of any notice or the lapse of any period of time or both, would become an Event of Default.

               "Defaulting Lender" shall mean a Lender which has failed to fund its portion of any Borrowing or any Reimbursement Obligation which it is required to fund under this Agreement and has continued in such failure for three (3) Business Days after written notice from Agent.

               "Disclosure Letter" shall mean the letter from Borrower to Agent, dated the date of this Agreement, which is identified as the "Disclosure Letter" under this Agreement.

               "Dollars" and "$" shall mean the lawful currency of the United States of America and, in relation to any payment under this Agreement, same day or immediately available funds.

               "Domestic Lending Office" shall mean, with respect to any Lender,
        (a) initially, its office designated as such in Part B of Schedule I (or, in the case of any Lender which becomes a Lender by an assignment pursuant to Subparagraph 8.05(c), its office designated as such in the applicable Assignment Agreement) and (b) subsequently, such other office or offices as such Lender may designate to Agent as the office at which such Lender's Base Rate Loans will thereafter be maintained and for the account of which all payments of principal of, and interest on, such Lender's Base Rate Loans will thereafter be made.

               "Drawing Payment" shall have the meaning given to that term in Subparagraph 2.02(c).

               "EBITDA" shall mean, with respect to Borrower for any period, the sum, determined on a consolidated basis in accordance with GAAP, of the following:

                      (a) The net income or net loss of Borrower for such period before provision for income taxes;

                                         plus

                      (b) To the extent deducted in calculating such net income
               or net loss for such period under clause (a) above, the sum of
               (i) all Interest Expenses of Borrower and its Subsidiaries accruing during such period and (ii) all depreciation and amortization expenses of Borrower and its Subsidiaries accruing during such period;

                                         minus

                      (c) To the extent added in calculating such net income or
               net loss for such period under clause (a) above, all interest income of Borrower and its Subsidiaries accruing during such period;

                                         plus

                      (d) To the extent deducted in calculating such net income
               or net loss for such period under clause (a) above, all non-recurring, non-cash charges taken by Borrower and its Subsidiaries during such period in connection with acquisitions permitted by Subparagraph 5.02(d) (including charges for the write-off of in-process research and development costs relating to such acquisitions); provided, however, that the sum of all such charges so added to net income or net loss in calculating the EBITDA of Borrower during the period from the date of this Agreement through the Maturity Date shall not at any time exceed the Acquisition Charge Cap at such time;

                                         plus

                      (e) In calculating EBITDA of Borrower for any period that
               includes the fiscal quarter ending June 30, 1997, the lesser of
               (i) the sum (to the extent deducted in calculating net income or net loss for such period under clause (a) above) of all charges taken by Borrower during the fiscal quarter ending June 30, 1997 in connection with the IBM royalty settlement and (ii) $32,000,000.

               "Eligible Assignee" shall mean (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country or a political subdivision thereof and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; or (c) a Person that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary.

               "Employee Benefit Plan" shall mean any employee benefit plan within the meaning of section 3(3) of ERISA maintained or contributed to by Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

               "Environmental Laws" shall mean the Clean Air Act, 42 U.S.C.
        Section 7401 et seq.; the Federal Water Pollution Control Act, 33 U.S.C.
        Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980 (including the Superfund Amendments and Reauthorization Act of 1986, "CERCLA"), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, 15 U.S.C.
        Section 2601 et seq.; the Occupational Safety and Health Act, 29 U.S.C.
        Section 651; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all other Governmental Rules relating to the protection of human health and the environment, including all Governmental Rules pertaining to the reporting, licensing, permitting, transportation, storage, disposal, investigation or remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of Hazardous Materials.

               "Equity Securities" of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended or supplemented, including any rules or regulations issued in connection therewith.

               "ERISA Affiliate" shall mean any Person which is treated as a single employer with Borrower under Section 414 of the IRC.

               "Euro-Dollar Lending Office" shall mean, with respect to any Lender, (a) initially, its office designated as such in Part B of
        Schedule I (or, in the case of any Lender which becomes a Lender by an assignment pursuant to Subparagraph 8.05(c), its office designated as such in the applicable Assignment Agreement) and (b) subsequently, such other office or offices as such Lender may designate to Agent as the office at which such Lender's LIBOR Loans will thereafter be maintained and for the account of which all payments of principal of, and interest on, such Lender's LIBOR Loans will thereafter be made.

               "Event of Default" shall have the meaning given to that term in Paragraph 6.01.

               "Extension Request" shall have the meaning given to that term in Subparagraph 2.01(h).

               "Federal Funds Rate" shall mean, for any day, the rate per annum set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor publication, "H.15 (519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day, such rate is not yet published in H.15 (519), the rate for such day shall be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, the "Composite 3:30 p.m. Quotations") for such day under the caption "Federal Funds Effective Rate". If on any relevant day, such rate is not yet published in either
        H.15 (519) or the Composite 3:30 p.m. Quotations, the rate for such day shall be the arithmetic means, as determined by Agent, of the rates quoted to Agent for such day by three (3) Federal funds brokers of recognized standing selected by Agent.

               "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

               Financial Standby Letter of Credit" shall have the meaning given to that term in Section III.D.1.d. of Appendix A to Regulation Y issued by the Federal Reserve Board.

               "Financial Statements" shall mean, with respect to any accounting period for any Person, statements of income, shareholders' equity and cash flows of such Person for such period, and a balance sheet of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding annual audit, all prepared in reasonable detail and in accordance with GAAP.

               "Fixed Charge Coverage Ratio" shall mean, with respect to Borrower for any period, the ratio, determined on a consolidated basis in accordance with GAAP, of:

                      (a) The sum of (i) Borrower's EBITDA for such period plus
               (ii) to the extent deducted in calculating such EBITDA for such period, all operating lease and "synthetic" lease payments of Borrower and its Subsidiaries for such period;

                                          to

                      (b) The sum of (i) to the extent deducted in calculating
               such EBITDA for such period, all Interest Expenses of Borrower and its Subsidiaries for such period, plus (ii) to the extent deducted in calculating such EBITDA for such period, all operating lease and "synthetic" lease payments of Borrower and its Subsidiaries for such period, plus (iii) the aggregate principal amount of all long-term Indebtedness of Borrower and its Subsidiaries that matures during the consecutive four-quarter period immediately following such period, plus (iv) twenty percent (20%) of the Outstanding Credit on the last day of such period;

        Provided, however, that, in calculating Borrower's Fixed Charge Coverage Ratio for the quarter ending on March 31, 1999, the consecutive two-quarter period ending on June 30, 1999 and the consecutive three-quarter period ending on September 30, 1999, the amounts to be used in clauses (a)(i), (a)(ii), (b)(i) and (b)(ii) shall be the actual respective amounts for such periods annualized.

               "GAAP" shall mean generally accepted accounting principles and practices as in effect in the United States of America from time to time, consistently applied.

               "Governmental Authority" shall mean any domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Comptroller of the Currency, any central bank or any comparable authority.

               "Governmental Charges" shall mean, with respect to any Person, all levies, assessments, fees, claims or other charges imposed by any Governmental Authority upon such Person or any of its property or otherwise payable by such Person.

               "Governmental Rule" shall mean any law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority.

               "Guaranty Obligation" shall mean, with respect to any Person, any direct or indirect liability of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

               "Hazardous Materials" shall mean all pollutants, contaminants and other materials, substances and wastes which are hazardous, toxic, caustic, harmful or dangerous to human health or the environment, including petroleum and petroleum products and byproducts, radioactive materials, asbestos, polychlorinated biphenyls and all materials, substances and wastes which are classified or regulated as "hazardous," "toxic" or similar descriptions under any Environmental Law.

               "Indebtedness" of any Person shall mean, without duplication:

                      (a) All obligations of such Person evidenced by notes,
               bonds, debentures or other similar instruments and all other obligations of such Person for borrowed money (including obligations to repurchase receivables and other assets sold with recourse);

                      (b) All obligations of such Person for the deferred
               purchase price of property or services (including obligations under letters of credit and other credit facilities which secure or finance such purchase price and obligations under "synthetic" leases);

                      (c) All obligations of such Person under conditional sale
               or other title retention agreements with respect to property acquired by such Person (to the extent of the value of such property if the rights and remedies of the seller or lender under such agreement in the event of default are limited solely to repossession or sale of such property);

                      (d) All obligations of such Person as lessee under or with respect to Capital Leases;

                      (e) All obligations of such Person, contingent or
               otherwise, under or with respect to Surety Instruments;

                      (f) All obligations of such Person, contingent or
               otherwise, under or with respect to Rate Contracts;

                      (g) All Guaranty Obligations of such Person with respect
               to the obligations of other Persons of the types described in clauses (a) - (f) above and all other Contingent Obligations of such Person; and

                      (h) All obligations of other Persons of the types
               described in clauses (a) - (f) above to the extent secured by (or for which any holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien in any property (including accounts and contract rights) of such Person, even though such Person has not assumed or become liable for the payment of such obligations.

               "Interest Expenses" shall mean, with respect to Borrower and its Subsidiaries for any period, the sum, determined on a consolidated basis in accordance with GAAP, of (a) all interest accrued on the Indebtedness of Borrower and its Subsidiaries during such period (including interest attributable to Capital Leases and imputed interest on zero-coupon, original issue discount and other similar instruments) and (b) all letter of credit fees payable by Borrower and its Subsidiaries accrued during such period.

               "Interest Period" shall mean, with respect to any LIBOR Loan, the time period selected by Borrower pursuant to Subparagraph 2.01(b) or Subparagraph 2.01(d) which commences on the first day of such Loan or the effective date of any conversion and ends on the last day of such time period, and thereafter, each subsequent time period selected by Borrower pursuant to Subparagraph 2.01(e) which commences on the last day of the immediately preceding time period and ends on the last day of that time period.

               "Investment" of any Person shall mean any loan or advance of funds by such Person to any other Person (other than advances to employees of such Person for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business), any purchase or other acquisition of any Equity Securities or Indebtedness of any other Person, any capital contribution by such Person to or any other investment by such Person in any other Person; provided, however, that Investments shall not include (a) accounts receivable or other indebtedness owed by customers of such Person which are current assets and arose from sales of inventory in the ordinary course of such Person's business or (b) prepaid expenses of such Person incurred and prepaid in the ordinary course of business.

               "IRC" shall mean the Internal Revenue Code of 1986.

               "Issuing Bank" shall have the meaning given to that term in Subparagraph 2.02(a).

               "LC Application" shall have the meaning given to that term in Subparagraph 2.02(b).

               "LC Commitment" shall mean Ten Million Dollars ($10,000,000).

               "LC Facility Expiration Date" shall have the meaning given to that term in Subparagraph 2.02(a).

               "LC Issuance Fees" shall have the meaning given to that term in Subparagraph 2.04(c).

               "LC Usage Fees" shall have the meaning given to that term in Subparagraph 2.04(c).

               "LC Usage Fee Rate" shall mean (a) with respect to any Financial Standby Letter of Credit during any Pricing Period, the per annum rate for Financial Letters of Credit during such Pricing Period determined pursuant to the Pricing Grid and (b) with respect to any Performance Standby Letter of Credit during any Pricing Period, the per annum rate for Performance Letters of Credit during such Pricing Period determined pursuant to the Pricing Grid.

               "Lender Parties" shall mean Lenders, Agent and Issuing Bank.

               "Lenders" shall have the meaning given to that term in clause (2) of the introductory paragraph hereof.

               "Letter of Credit" shall have the meaning given to that term in Subparagraph 2.02(a).

               "Leverage Ratio" shall mean, with respect to Borrower at any time, the ratio, determined on a consolidated basis in accordance with GAAP, of (a) the Senior Indebtedness of Borrower and its Subsidiaries at such time to (b) the Total Capital of Borrower and its Subsidiaries at such time.

               "LIBO Rate" shall mean, with respect to any Interest Period for the LIBOR Loans in any Borrowing consisting of LIBOR Loans, a rate per annum equal to the quotient (rounded upward if necessary to the nearest 1/100 of one percent) of (a) the arithmetic mean (rounded upward if necessary to the nearest 1/16 of one percent) of the rates per annum appearing on the Telerate Page 3750 (or any successor publication) on the second Business Day prior to the first day of such Interest Period at or about 11:00 A.M. (London time) (for delivery on the first day of such Interest Period) for a term comparable to such Interest Period, divided by (b) one minus the Reserve Requirement for such Loans in effect from time to time. If for any reason rates are not available as provided in clause (a) of the preceding sentence, the rate to be used in clause (a) shall be the rate per annum at which Dollar deposits are offered to Agent in the London interbank eurodollar currency market on the second Business Day prior to the commencement of such Interest Period at or about 10:00 A.M. (New York time) (for delivery on the first day of such Interest Period) in an amount substantially equal to Agent's Proportionate Share of such Borrowing and for a term comparable to such Interest Period. The LIBO Rate shall be adjusted automatically as to all LIBOR Loans then outstanding as of the effective date of any change in the Reserve Requirement.

               "LIBOR Loan" shall mean, at any time, a Loan which then bears interest as provided in clause (ii) of Subparagraph 2.01(c).

               "Lien" shall mean, with respect to any property, any security interest, mortgage, pledge, lien, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, Capital Lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

               "Loan" shall have the meaning given to that term in Subparagraph 2.01(a).

               "Loan Account" shall have the meaning given to that term in Subparagraph 2.07(a).

               "Margin Stock" shall have the meaning given to that term in Regulation U issued by the Federal Reserve Board.

               "Material Adverse Effect" shall mean a material adverse effect on
        (a) the business, assets, operations, prospects or financial or other condition of Borrower and its Subsidiaries, taken as a whole; (b) the ability of Borrower to pay or perform the Obligations in accordance with the terms of this Agreement and the other Credit Documents; or (c) the rights and remedies of any Lender Party under this Agreement, the other Credit Documents or any related document, instrument or agreement.

               "Material Subsidiary" shall mean SVGL, SVGIS, Tinsley, and any other Subsidiary which at any time has assets with a book value equal to or greater than ten percent (10%) of the total consolidated assets of Borrower and its Subsidiaries and any Subsidiary which owns more than ten percent (10%) of the capital stock of any Material Subsidiary.

               "maturity" shall mean, with respect to any Loan, Reimbursement Payment, interest, fee or other amount payable by Borrower under this Agreement or the other Credit Documents, the date such Loan, Reimbursement Payment, interest, fee or other amount becomes due, whether upon the stated maturity or due date, upon acceleration or otherwise.

               "Maturity Date" shall mean June 30, 2001 or, if such date is extended from time to time pursuant to Subparagraph 2.01(h), any later date to which so extended.

               "Multiemployer Plan" shall mean any multiemployer plan within the meaning of section 3(37) of ERISA maintained or contributed to by Borrower or any ERISA Affiliate.

               "Net Proceeds" shall mean, with respect to any issuance of Equity Securities by Borrower or any of its Subsidiaries, the aggregate consideration received by Borrower or such Subsidiary from such issuance less the sum of the actual amount of the reasonable fees and commissions payable to Persons other than Borrower or any Affiliate of Borrower and the other reasonable costs and expenses (including reasonable legal expenses) directly related to such issuance that are to be paid by Borrower or any of its Subsidiaries.

               "Note" shall have the meaning given to that term in Subparagraph 2.07(b).

               "Notice of Borrowing" shall have the meaning given to that term in Subparagraph 2.01(b).

               "Notice of Conversion" shall have the meaning given to that term in Subparagraph 2.01(d).

               "Notice of Interest Period Selection" shall have the meaning given to that term in Subparagraph 2.01(e).

               "Obligations" shall mean and include, with respect to Borrower, all loans, advances, debts, liabilities, and obligations, howsoever arising, owed by Borrower to any Lender Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of this Agreement or any of the other Credit Documents, including without limitation all interest, fees, charges, expenses, attorneys' fees and accountants' fees chargeable to Borrower or payable by Borrower hereunder or thereunder.

               "Outstanding Credit" shall mean, at any time, the sum of (a) the aggregate principal amount of all Loans outstanding at such time, (b) the aggregate amount available for drawing under all Letters of Credit outstanding at such time and (c) the aggregate amount of all Reimbursement Obligation outstanding at such time.

               "Participant" shall have the meaning given to that term in Subparagraph 8.05(b).

               "PBGC" shall mean the Pension Benefit Guaranty Corporation.

               Performance Standby Letter of Credit" shall have the meaning given to that term in Section III.D.1.d. of Appendix A to Regulation Y issued by the Federal Reserve Board.

               "Permitted Indebtedness" shall have the meaning given to that term in Subparagraph 5.02(a).

               "Permitted Liens" shall have the meaning given to that term in Subparagraph 5.02(b).

               "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, an unincorporated association, a limited liability company, a joint venture, a trust or other entity or a Governmental Authority.

               "Pricing Grid" shall mean Schedule II.

               "Pricing Period" shall mean (a) the period commencing on the date of this Agreement and ending on June 30, 1998, (b) the three-calendar month period commencing July 1, 1998 and ending September 30, 1998 and
        (c) each consecutive three-calendar month period thereafter which commences on the day following the last day of the immediately preceding three-calendar month period and ends on the last day of that time period.

               "Prime Rate" shall mean the per annum rate publicly announced by ABN AMRO from time to time at its office in Chicago, Illinois as its "prime rate". The Prime Rate is determined by ABN AMRO from time to time as a means of pricing credit extensions to some customers and is neither directly tied to any external rate of interest or index nor necessarily the lowest rate of interest charged by ABN AMRO at any given time for any particular class of customers or credit extensions. Any change in the Base Rate resulting from a change in the Prime Rate shall become effective on the Business Day on which each change in the Prime Rate occurs.

               "Prior Credit Agreement" shall mean the Credit Agreement dated as of December 7, 1995 among Borrower, SVG Lithography Systems, Inc., the financial institutions parties thereto and ABN AMRO, as agent for such financial institutions.

               "Proportionate Share" shall mean:

                      (a) With respect to any Lender at any time prior to the
               Maturity Date, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) such Lender's Commitment at such time to (ii) the Total Commitment at such time; and

                      (b) With respect to any Lender at any time after the
               Maturity Date, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) such Lender's Commitment on the Maturity Date to (ii) the Total Commitment on the Maturity Date.

        The initial Proportionate Share of each Lender is set forth under the caption "Proportionate Share" opposite such Lender's name on Part A of
        Schedule I.

               "Quick Ratio" shall mean, with respect to Borrower at any time, the ratio, determined on a consolidated basis in accordance with GAAP, of:

                      (a) The remainder at such time of (i) the sum of (A) all
               cash of Borrower and its Subsidiaries, (B) the current market value of all cash equivalents of Borrower and its Subsidiaries and (C) all accounts receivable of Borrower and its Subsidiaries (net of all reserves therefor) minus (ii) to the extent included in the foregoing sum, the sum of all cash, cash equivalents and accounts receivable of Borrower and its Subsidiaries that are subject to a Lien or otherwise restricted;

                                          to

                      (b) The sum at such time of (i) the current liabilities of
               Borrower and its Subsidiaries and (ii) to the extent not included in such current liabilities, the Outstanding Credit at such time;

        Provided, however, that, in calculating the Quick Ratio of Borrower for any date on or prior to September 30, 1998, only fifty percent (50%) of the Outstanding Credit shall be included under clause (b)(ii) above.

               "Rate Contracts" shall mean swap agreements (as that term is defined in Section 101 of the Federal Bankruptcy Reform Act of 1978, as amended) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

               "Reimbursement Obligation" shall have the meaning given to that term in Subparagraph 2.02(c).

               "Reimbursement Payment" shall have the meaning given to that term in Subparagraph 2.02(c).

               "Register" shall have the meaning given to that term in Subparagraph 8.05(d).

               "Reportable Event" shall have the meaning given to that term in ERISA and applicable regulations thereunder.

               "Required Lenders" shall mean, at any time, Lenders whose Proportionate Shares then equal or exceed sixty-six and two-thirds percent (66 2/3%), except at any time any Lender is a Defaulting Lender. At any time any Lender is a Defaulting Lender, all Defaulting Lenders shall be excluded in determining "Required Lenders", and "Required Lenders" shall mean non-defaulting Lenders having total Commitments that then equal or exceed sixty-six and two-thirds percent (66 2/3%) of the total Commitments of all non-defaulting Lenders.

               "Requirement of Law" applicable to any Person shall mean (a) the Articles or Certificate of Incorporation and By-laws, Partnership Agreement or other organizational or governing documents of such Person,
        (b) any Governmental Rule applicable to such Person, (c) any license, permit, approval or other authorization granted by any Governmental Authority to or for the benefit of such Person or (d) any judgment, decision or determination of any Governmental Authority or arbitrator, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

               "Reserve Requirement" shall mean, with respect to any day in an Interest Period for a LIBOR Loan, the aggregate of the reserve requirement rates (expressed as a decimal) in effect on such day for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Federal Reserve Board) maintained by a member bank of the Federal Reserve System. As used herein, the term "reserve requirement" shall include, without limitation, any basic, supplemental or emergency reserve requirements imposed on any Lender by any Governmental Authority.

               "Senior Indebtedness" shall mean, with respect to Borrower and its Subsidiaries at any time, the remainder, determined on a consolidated basis in accordance with GAAP, of (a) the total Indebtedness of Borrower and its Subsidiaries at such time minus (b) the total Subordinated Indebtedness of Borrower and its Subsidiaries at such time.

               "Solvent" shall mean, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including contingent, subordinated, matured and unliquidated liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is greater than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in or about to engage in business or transactions for which such Person's property would constitute an unreasonably small capital.

               "Subordinated Indebtedness" shall mean Indebtedness which is unsecured and subordinated to the Obligations on terms reasonably acceptable to Agent and the Required Lenders.

               "Subsidiary" of any Person shall mean (a) any corporation of which more than 50% of the issued and outstanding Equity Securities having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries, (b) any partnership, joint venture, limited liability company or other association of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time owned and controlled by such Person, by such Person and one or more of the other Subsidiaries or by one or more of such Person's other Subsidiaries or (c) any other Person included in the Financial Statements of such Person on a consolidated basis.

               "Surety Instruments" shall mean all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

               "SVGL" shall mean SVG Lithography Systems, Inc., a Delaware corporation.

               "SVGIS" shall mean SVG International Service, a California corporation.

               "Tangible Net Worth" shall mean, with respect to Borrower at any time, the remainder at such time, determined on a consolidated basis in accordance with GAAP, of (a) the total assets of Borrower and its Subsidiaries minus (b) the sum (without limitation and without duplication of deductions) of (i) the total liabilities of Borrower and its Subsidiaries, (ii) all reserves established by Borrower and its Subsidiaries for anticipated losses and expenses (to the extent not deducted in calculating total assets in clause (a) above), and (iii) all intangible assets of Borrower and its Subsidiaries (to the extent included in calculating total assets in clause (a) above), including, without limitation, goodwill (including any amounts, however designated on the balance sheet, representing the cost of acquisition of businesses and investments in excess of underlying tangible assets), trademarks, trademark rights, trade name rights, copyrights, patents, patent rights, licenses, unamortized debt discount, marketing expenses, organizational expenses, non-compete agreements and deferred research and development.

               "Taxes" shall have the meaning given to such term in Subparagraph 2.11(a).

               "Tinsley" shall mean Tinsley Laboratories, Inc., a California corporation.

               "Total Capital" shall mean, with respect to Borrower at any time, the sum, determined on a consolidated basis in accordance with GAAP, of
        (a) the total Indebtedness of Borrower and its Subsidiaries (including Subordinated Indebtedness) at such time plus (b) the stockholders' equity of Borrower and its Subsidiaries at such time.

               "Total Commitment" shall mean, at any time, One Hundred, Fifty Million Dollars ($150,000,000) or, if such amount is reduced pursuant to Subparagraph 2.03(b), the amount to which so reduced and in effect at such time.

               "Type" shall mean, with respect to any Loan or Borrowing at any time, the classification of such Loan or Borrowing by the type of interest rate it then bears, whether an interest rate based upon the Base Rate or the LIBO Rate.

               "UCP" shall have the meaning given to that term in Subparagraph 2.02(a).

               "Unused Commitment" shall mean, at any time, the remainder of (a) the Total Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Loans outstanding at such time plus (ii) the aggregate amount of all Letters of Credit outstanding at such time.

     1.02. GAAP. Unless otherwise indicated in this Agreement or any other Credit Document, all accounting terms used in this Agreement or any other Credit Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP. If GAAP changes during the term of this Agreement such that any covenants contained herein would then be calculated in a different manner or with different components, Borrower, Lenders and Agent agree to negotiate in good faith to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in GAAP; provided, however, that, until Borrower, Lenders and Agent so amend this Agreement, all such covenants shall be calculated in accordance with GAAP as in effect immediately prior to such change.

     1.03. Headings. Headings in this Agreement and each of the other Credit Documents are for convenience of reference only and are not part of the substance hereof or thereof.

     1.04. Plural Terms. All terms defined in this Agreement or any other Credit Document in the singular form shall have comparable meanings when used in the plural form and vice versa.

     1.05. Time. All references in this Agreement and each of the other Credit Documents to a time of day shall mean San Francisco, California time, unless otherwise indicated.

     1.06. Governing Law. Unless otherwise expressly provided in any Credit Document, this Agreement and each of the other Credit Documents shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

     1.07. Construction. This Agreement is the result of negotiations among, and has been reviewed by, Borrower, each Lender, Agent and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Borrower, any Lender or Agent.

     1.08. Entire Agreement. This Agreement and each of the other Credit Documents, taken together, constitute and contain the entire agreement of Borrower, Lenders and Agent and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof (including the commitment letter dated as of April 16, 1998 between Borrower and Agent but excluding the Agent's Fee Letter).

     1.09. Calculation of Interest and Fees. All calculations of interest and fees under this Agreement and the other Credit Documents for any period (a) shall include the first day of such period and exclude the last day of such period and (b) shall be calculated on the basis of a year of 360 days for actual days elapsed, except that during any period any Loan bears interest based upon the Prime Rate, such interest shall be calculated on the basis of a year of 365 or 366 days, as appropriate, for actual days elapsed.

     1.10. References.

               (a) References in this Agreement to "Recitals," "Sections," "Paragraphs," "Subparagraphs," "Exhibits" and "Schedules" are to recitals, sections, paragraphs, subparagraphs, exhibits and schedules therein and thereto unless otherwise indicated.

               (b) References in this Agreement or any other Credit Document to any document, instrument or agreement (i) shall include all exhibits, schedules and other attachments thereto, (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof if such replacement is permitted hereby, and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time if such amendment, modification or supplement is permitted hereby.

               (c) References in this Agreement or any other Credit Document to any Governmental Rule (i) shall include any successor Governmental Rule,
        (ii) shall include all rules and regulations promulgated under such Governmental Rule (or any successor Governmental Rule), and (iii) shall mean such Governmental Rule (or successor Governmental Rule) and such rules and regulations, as amended, modified, codified or reenacted from time to time and in effect at any given time.

               (d) References in this Agreement or any other Credit Document to any Person in a particular capacity (i) shall include any permitted successors to and assigns of such Person in that capacity and (ii) shall exclude such Person individually or in any other capacity.

     1.11. Other Interpretive Provisions. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any other Credit Document shall refer to this Agreement or such other Credit Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Credit Document, as the case may be. The words "include" and "including" and words of similar import when used in this Agreement or any other Credit Document shall not be construed to be limiting or exclusive. In the event of any inconsistency between the terms of this Agreement and the terms of any other Credit Document, the terms of this Agreement shall govern.


SECTION II.

CREDIT FACILITIES.

        2.01. Loan Facility.

               (a) Loan Availability. Subject to the terms and conditions of this Agreement (including the amount limitations set forth in Paragraph 2.03), each Lender severally agrees to advance to Borrower from time to time during the period beginning on the Closing Date and ending on the Maturity Date such loans as Borrower may request under this Paragraph
        2.01 (individually, a "Loan"); provided, however, that (i) the aggregate principal amount of all Loans made by such Lender at any time outstanding shall not exceed such Lender's Commitment at such time and
        (ii) the aggregate principal amount of all Loans made by all Lenders at any time outstanding shall not exceed the Total Commitment at such time. All Loans shall be made on a pro rata basis by Lenders in accordance with their respective Proportionate Shares, with each Borrowing to be comprised of a Loan by each Lender equal to such Lender's Proportionate Share of such Borrowing. Except as otherwise provided herein, Borrower may borrow, repay and reborrow Loans until the Maturity Date.

               (b) Notice of Borrowing. Borrower shall request each Borrowing by delivering to Agent an irrevocable written notice in the form of Exhibit A, appropriately completed (a "Notice of Borrowing"), which specifies, among other things:

                      (i) The principal amount of the requested Borrowing, which shall be in the amount of (A) $1,000,000 or an integral multiple of $100,000 in excess thereof in the case of a Borrowing consisting of Base Rate Loans; or (B) $1,000,000 or an integral multiple of $500,000 in excess thereof in the case of a Borrowing consisting of LIBOR Loans;

                      (ii) Whether the requested Borrowing is to consist of Base
               Rate Loans or LIBOR Loans;

                      (iii) If the requested Borrowing is to consist of LIBOR
               Loans, the initial Interest Period selected by Borrower for such LIBOR Loans in accordance with Subparagraph 2.01(e); and

                      (iv) The date of the requested Borrowing, which shall be a
               Business Day;

        Provided, however, that all Borrowings made during the period commencing on the date of this Agreement and ending three (3) Business Days thereafter shall consist solely of Base Rate Loans. Borrower shall give each Notice of Borrowing to Agent at least three (3) Business Days before the date of the requested Borrowing in the case of a Borrowing consisting of LIBOR Loans and at least one (1) Business Day before the date of the requested Borrowing in the case of a Borrowing consisting of Base Rate Loans. Each Notice of Borrowing shall be delivered by first-class mail or facsimile to Agent at the office or facsimile number and during the hours specified in Paragraph 8.01; provided, however, that Borrower shall promptly deliver to Agent the original of any Notice of Borrowing initially delivered by facsimile. Agent shall promptly notify each Lender of the contents of each Notice of Borrowing and of the amount and Type of (and, if applicable, the Interest Period for) each Loan to be made by such Lender as part of the requested Borrowing.

               (c) Loan Interest Rates. Borrower shall pay interest on the unpaid principal amount of each Loan from the date of such Loan until the maturity thereof, at one of the following rates per annum:

                      (i) During such periods as such Loan is a Base Rate Loan,
               at a rate per annum equal to the Base Rate plus the Applicable Margin therefor, such rate to change from time to time as the Applicable Margin or Base Rate shall change; and

                      (ii) During such periods as such Loan is a LIBOR Loan, at
               a rate per annum equal at all times during each Interest Period for such LIBOR Loan to the LIBO Rate for such Interest Period plus the Applicable Margin therefor, such rate to change from time to time during such Interest Period as the Applicable Margin shall change.

        All Loans in each Borrowing shall, at any given time prior to maturity, bear interest at one, and only one, of the above rates. The number of Borrowings consisting of LIBOR Loans shall not exceed ten (10) at any time.

               (d) Conversion of Loans. Borrower may convert any Borrowing from one Type of Borrowing to the other Type; provided, however, that any conversion of a Borrowing consisting of LIBOR Loans into a Borrowing consisting of Base Rate Loans shall be made on, and only on, the last day of an Interest Period for such LIBOR Loans. Borrower shall request such a conversion by an irrevocable written notice to Agent in the form of Exhibit B, appropriately completed (a "Notice of Conversion"), which specifies, among other things:

                      (i)   The Borrowing which is to be converted;

                      (ii) The Type of Borrowing into which such Borrowing is to be converted;

                      (iii) If such Borrowing is to be converted into a
               Borrowing consisting of LIBOR Loans, the initial Interest Period selected by Borrower for such LIBOR Loans in accordance with Subparagraph 2.01(e); and

                      (iv) The date of the requested conversion, which shall be a Business Day.

        Borrower shall give each Notice of Conversion to Agent at least three
        (3) Business Days before the date of the requested conversion. Each Notice of Conversion shall be delivered by first-class mail or facsimile to Agent at the office or to the facsimile number and during the hours specified in Paragraph 8.01; provided, however, that Borrower shall promptly deliver to Agent the original of any Notice of Conversion initially delivered by facsimile. Agent shall promptly notify each Lender of the contents of each Notice of Conversion.

               (e)    LIBOR Loan Interest Periods.

                      (i) The initial and each subsequent Interest Period
               selected by Borrower for a Borrowing consisting of LIBOR Loans shall be one (1), two (2), three (3) or six (6) months; provided, however, that (A) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such next Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (B) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and (C) no Interest Period shall end after the Maturity Date.

                      (ii) Borrower shall notify Agent by an irrevocable written notice in the form of Exhibit C, appropriately completed (a "Notice of Interest Period Selection"), at least three (3) Business Days prior to the last day of each Interest Period for a Borrowing consisting of LIBOR Loans of the Interest Period selected by Borrower for the next succeeding Interest Period for such LIBOR Loans. Each Notice of Interest Period Selection shall be given by first-class mail or facsimile to the office or the facsimile number and during the hours specified in Paragraph 8.01; provided, however, that Borrower shall promptly deliver to Agent the original of any Notice of Interest Period Selection initially delivered by facsimile. If Borrower fails to notify Agent of the next Interest Period for a Borrowing consisting of LIBOR Loans in accordance with this Subparagraph 2.01(e), such LIBOR Loans shall automatically convert to Base Rate Loans on the last day of the current Interest Period therefor.

               (f) Scheduled Loan Payments. Borrower shall repay the principal amount of the Loans on the Maturity Date. Borrower shall pay accrued interest on the unpaid principal amount of each Loan in arrears (i) in the case of a Base Rate Loan, on the last day in each March, June, September and December, (ii) in the case of a LIBOR Loan, on the last day of each Interest Period therefor (and, if any such Interest Period is longer than three (3) months, every three (3) months); and (iii) in the case of all Loans, upon prepayment (to the extent thereof) and at maturity.

               (g) Purpose. Borrower shall use the proceeds of the Loans for Borrower's general corporate purposes, including working capital and acquisitions.

               (h) Maturity Date Extensions. On or before the last Business Day which is six (6) months prior to each anniversary date of this Agreement, Borrower may request the Lenders to extend the Maturity Date for an additional one-year period; provided, however, that Borrower may request such an extension only twice. Borrower shall request each such extension by appropriately completing, executing and delivering to Agent a written request in the form of Exhibit D (an " Extension Request"). Borrower understands that this Subparagraph 2.01(h) is included in this Agreement for Borrower's convenience in requesting extensions and acknowledges that neither Agent nor any other Lender Party has promised (either expressly or implicitly), or has any obligation or commitment, to extend the Maturity Date at any time. Agent shall promptly deliver to each Lender three (3) copies of each Extension Request received by Agent. If a Lender, in its sole and absolute discretion, consents to any Extension Request, such Lender shall evidence such consent by executing and returning two (2) copies of the Extension Request to Agent not later than the last Business Day which is five (5) months prior to the Maturity Date. Any failure by any Lender so to execute and return an Extension Request shall be deemed a denial thereof. If Borrower delivers an Extension Request to Agent pursuant to the first sentence of this Subparagraph 2.01(h), then not later than the last Business Day which is four (4) months days prior to the Maturity Date, Agent shall notify Borrower in writing whether (i) Agent has received a copy of the Extension Request executed by each Lender, in which case the definition of "Maturity Date" set forth in Schedule 3.01 shall be deemed amended as provided in the Extension Request as of the date of such written notice from Agent to Borrower, or (ii) Agent has not received a copy of the Extension Request executed by each Lender, in which case such Extension Request shall be deemed denied. Agent shall deliver to Borrower, with each written notice under clause (i) of the preceding sentence which notifies Borrower that Agent has received a Extension Request executed by each Lender, a copy of the Extension Request so executed by each Lender.

        2.02. Letter of Credit Facility.

               (a) Letter of Credit Availability. Subject to the terms and conditions of this Agreement (including the amount limitations set forth in Paragraph 2.03), ABN AMRO (in its capacity as the issuer of letters of credit under this Paragraph 2.02, "Issuing Bank") agrees to issue on behalf of Borrower from time to time during the period beginning on the Closing Date and ending on the date which is fifteen (15) days prior to the Maturity Date (the "LC Facility Expiration Date") such letters of credit as Borrower may request under this Paragraph 2.02 (individually, a "Letter of Credit"); provided, however, as follows:

                      (i) The aggregate amount available for drawing under all
               Letters of Credit at any time outstanding shall not the LC Commitment.

                      (ii) Each Letter of Credit shall be an irrevocable standby letter of credit that is either a Financial Standby Letter of Credit or a Performance Standby Letter of Credit.

                      (iii) Each Letter of Credit shall expire on or prior to
               the LC Facility Expiration Date.

                      (iv) Each Letter of Credit shall be governed by the
               Uniform Customs and Practices for Documentary Credits as most recently published by the International Chamber of Commerce (the "UCP") prior to the date of issuance of such Letter of Credit and the terms of the UCP are hereby incorporated by reference with respect to each Letter of Credit.

                      (v) Each Letter of Credit shall be in the minimum amount
               of $500,000.

                      (vi) Each Letter of Credit shall be in a form reasonably
               acceptable to Issuing Bank.

        Except as otherwise provided herein, Borrower may request Letters of Credit, cause or allow Letters of Credit to expire and request additional Letters of Credit until the LC Facility Expiration Date.

               (b) LC Application. Borrower shall request each Letter of Credit by delivering to Agent and Issuing Bank an irrevocable written application in a form reasonably acceptable to Issuing Bank, appropriately completed (an "LC Application"), which specifies, among other things:

                      (i) The stated amount of the requested Letter of Credit;

                      (ii) The name and address of the beneficiary of the
               requested Letter of Credit;

                      (iii) The expiration date of the requested Letter of
               Credit;

                      (iv) The documentary conditions for drawing under the
               requested Letter of Credit; and

                      (v) The date of issuance for the requested Letter of
               Credit, which shall be a Business Day.

        Borrower shall give each LC Application to Issuing Bank at least five
        (5) Business Days before the proposed date of issuance of the requested Letter of Credit. Each LC Application shall be delivered by first-class mail or facsimile to Agent and Issuing Bank at their respective offices or facsimile numbers and during the hours specified in Paragraph 8.01; provided, however, that Borrower shall promptly deliver to Issuing Bank the original of any LC Application initially delivered by facsimile. Agent shall promptly notify each Lender of the contents of each LC Application. In the event of any conflict between the terms of this Agreement and the terms of any LC Application, the terms of this Agreement shall control.

               (c) Disbursement and Reimbursement.

                      (i) Disbursement. Issuing Bank shall notify Borrower upon
               receipt by Issuing Bank of the presentment of any demand for payment under any Letter of Credit, together with notice of the amount of such payment and the date such payment is to be made. Subject to the terms and provisions of such Letter of Credit, Issuing Bank shall make such payment (a "Drawing Payment") to the appropriate beneficiary.

                      (ii) Time of Reimbursement. Not later than 11:00 a.m. on
               the day each Drawing Payment is to be made by Issuing Bank (if Borrower received notice from Issuing Bank pursuant to clause (i) of Subparagraph 2.02(c) prior to 9:00 a.m. on such day, or not later than 11:00 a.m. on the next Business Day if such notice is received after 9:00 a.m. on such day), Borrower shall make or cause to be made to Issuing Bank a payment in the amount of such Drawing Payment (a "Reimbursement Payment"); provided, however, that Borrower shall make such Reimbursement Payment to, or cause such Reimbursement Payment to be made to, Agent for the benefit of the Lenders if, prior to the time such Reimbursement
               Payment is made, Issuing Bank has notified Borrower that it has requested the Lenders pursuant to clause (ii) of Subparagraph 2.02(d) to pay to Issuing Bank their respective Proportionate Shares of the Drawing Payment made by Issuing Bank. If any such Reimbursement Payment is made to Agent, Agent shall promptly pay to each Lender which has paid its Proportionate Share of the Drawing Payment, such Lender's Proportionate Share of the Reimbursement Payment and shall promptly pay to Issuing Bank the balance of such Reimbursement Payment.

                      (iii) Reimbursement Obligation Absolute. The obligation of
               Borrower to reimburse Issuing Bank or the Lenders, as the case may be, for Drawing Payments (such obligation to be referred to herein as a "Reimbursement Obligation") shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under and without regard to any circumstances, including, without limitation (A) any lack of validity or enforceability of any of the Credit Documents, (B) the existence of any claim, setoff, defense or other right which Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or transferee may be acting), any Lender Party or any other Person, whether in connection with this Agreement, the transactions contemplated herein or in the other Credit Documents, or in any unrelated transaction, (C) any breach of contract or dispute between Borrower, any beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or transferee may be acting), any Lender Party or any other Person,
               (D) any demand, statement or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, (E) payment by Issuing Bank under any

               Letter of Credit against presentation of a demand for payment which does not comply (but which appears on its face to comply) with the terms of such Letter of Credit, (F) any non-application or misapplication by any beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or transferee may be acting) of the proceeds of any drawing under such Letter of Credit or (G) any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by Issuing any Lender Party, with or without notice to or approval by Borrower, with respect to Borrower's indebtedness under this Agreement; provided, however, that this Subparagraph 2.02(c) shall not abrogate any right which Borrower may have to seek to enjoin any drawing under any Letter of Credit or to recover damages from Issuing Bank pursuant to Subparagraph 2.02(e).

               (d) Lender Participations; Loan Funding.

                      (i) Participation Agreement. Each Lender severally,
               unconditionally and irrevocably agrees with Issuing Bank to participate in the extension of credit arising from the issuance of each Letter of Credit in an amount equal to such Lender's Proportionate Share of the stated amount of such Letter of Credit from time to time, and the issuance of each Letter of Credit shall be deemed a confirmation by Issuing Bank of such participation in such amount.

                      (ii) Participation Funding. Issuing Bank may request the
               Lenders to fund their participations in Letters of Credit by paying to Issuing Bank all or any portion of any Drawing Payment made or to be made by Issuing Bank under any Letter of Credit. Issuing Bank shall make such a request by delivering to Agent (with a copy to Borrower), at any time after the drawing for which such payment is requested has been made upon Issuing Bank, a written request for such payment which specifies the amount of such Drawing Payment and the date on which such Drawing Payment is to be made or was made; provided, however, that Issuing Bank shall not request the Lenders to make any payment under this Subparagraph 2.02(d) in connection with any portion of a Drawing Payment for which Issuing Bank has been reimbursed from a Reimbursement Payment by Borrower unless such Reimbursement Payment has been thereafter recovered by Borrower. Agent shall promptly notify each Lender of the contents of each such request and of such Lender's Proportionate Share of the applicable portion of such Drawing Payment. Promptly following receipt of such notice from Agent, each Lender shall pay to Agent, for the benefit of Issuing Bank, such Lender's Proportionate Share of the applicable portion of such Drawing Payment.

                      (iii) Funding Through Loans. At any time any Reimbursement
               Obligations are outstanding, Agent may or, upon the written request of Issuing Bank (if Borrower is not then the subject of a bankruptcy proceeding), shall (subject to the terms and conditions of this Subparagraph 2.02(d)), initiate a Borrowing in an amount not exceeding the aggregate amount of such outstanding

               Reimbursement Obligations and use the proceeds of such Borrowing to repay all or a portion of such Reimbursement Obligations. Agent shall initiate such a Borrowing by delivering to each Lender (with a copy to Borrower) a written notice which specifies the aggregate amount of outstanding Reimbursement Obligations, the amount of the Borrowing (which initially shall consist of Base Rate Loans), the date of such Borrowing and the amount of the Loan to be made by such Lender as part of such Borrowing. Each Lender shall make available to Agent funds in the amount of its Loan as provided in Subparagraph 2.08(a). After receipt of such funds, Agent shall promptly disburse such funds to Issuing Bank and the Lenders, as appropriate, in payment of the outstanding Reimbursement Obligations.

                      (iv) Obligations Absolute. Each Lender's obligations to
               fund its participations under this Subparagraph 2.02(d) shall be absolute, unconditional and irrevocable and shall not be affected by (A) the occurrence or existence of any Default or Event of Default, (B) any failure to satisfy any condition set forth in
               Section III, (C) any event or condition which might have a Material Adverse Effect, (D) the failure of any other Lender to make any payment under this Subparagraph 2.02(d), (E) any right of offset, abatement, withholding or reduction which such Lender may have against Issuing Bank, Agent, any other Lender or Borrower, (F) any event, circumstance or condition set forth in Subparagraph 2.02(c) or Subparagraph 2.02(e), or (G) any other event, circumstance or condition whatsoever, whether or not similar to any of the foregoing; provided, however, that nothing in this Paragraph 2.02 shall prejudice any right which any Lender may have against Issuing Bank for any action by Issuing Bank which constitutes gross negligence or willful misconduct.

               (e) Liability of Issuing Bank, Etc. Borrower agrees that neither any Lender Party nor any of its respective directors, officers or employees shall be liable or responsible for (i) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary or transferee thereof in connection therewith; (ii) any reference which may be made to this Agreement or to any Letter of Credit in any agreements, instruments or other documents relating to obligations secured by such Letter of Credit; (iii) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged or any statement therein prove to be untrue or inaccurate in any respect whatsoever; (iv) payment by Issuing Bank against presentation of documents which do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to any Letter of Credit; or (v) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except only that Issuing Bank shall be liable to Borrower for acts or events described in clauses
        (i) through (v) above, to the extent, but only to the extent, of any damages suffered by Borrower (excluding consequential damages) which Borrower proves were caused by (A) Issuing Bank's willful misconduct, bad faith or gross negligence in determining whether a drawing made under any Letter of

        Credit complies with the terms and conditions therefor stated in such Letter of Credit or (B) Issuing Bank's willful misconduct, bad faith or gross negligence in failing to pay under any Letter of Credit after a drawing by the beneficiary thereof strictly complying with the terms and conditions of such Letter of Credit. Without limiting the foregoing, Issuing Bank may accept a drawing that appears on its face to be in order, without responsibility for further investigation. The determination of whether a drawing has been made under any Letter of Credit prior to its expiration or whether a drawing made under any Letter of Credit is in proper and sufficient form shall be made by Issuing Bank in its sole discretion, which determination shall be conclusive and binding upon Borrower to the extent permitted by law. Borrower hereby waives any right to object to any payment made under any Letter of Credit with regard to a drawing that is in the form provided in such Letter of Credit but which varies with respect to punctuation, capitalization, spelling or similar matters of form (but not as to dollar amounts).

               (f) Reports of Issuing Bank. Issuing Bank shall, on a monthly basis if requested by Agent, provide to Agent such information regarding the Letters of Credit as Agent may reasonably request, including the Letters of Credit outstanding, the stated amounts of outstanding Letters of Credit, the expiration dates of outstanding Letters of Credit, the names of the beneficiaries of outstanding Letters of Credit, the amounts of unpaid Reimbursement Obligations and the amounts and times of Drawing Payments and Reimbursement Payments.

               (g) Purpose. Borrower shall use Letters of Credit for general corporate needs.

        2.03. Amount Limitations, Commitment Reductions, Etc.

               (a) Amount Limitation. The Outstanding Credit shall not at any time exceed the Total Commitment at such time. No Lender shall have any obligation to make the Loan to be made by it as part of any Borrowing and Issuing Bank shall have no obligation to issue any Letter of Credit if, after giving effect to such Borrowing or Letter of Credit, the Outstanding Credit would exceed the Total Commitment at such time.

               (b) Reduction or Cancellation of Commitments. Borrower may, upon five (5) Business Days written notice to Agent, permanently reduce the Total Commitment by the amount of Ten Million Dollars ($10,000,000) or an integral multiple of Five Million Dollars ($5,000,000) in excess thereof or cancel the Total Commitment in its entirety; provided, however, that:

                      (i) Borrower may not reduce the Total Commitment prior to
               the Maturity Date, if, after giving effect to such reduction, the Outstanding Credit would exceed the Total Commitment;

                      (ii) Borrower may not reduce the Total Commitment prior to the LC Facility Expiration Date, if, after giving effect to such reduction, the LC Commitment would exceed the Total Commitment; and

                      (iii) Borrower may not cancel the Total Commitment prior
               to the Maturity Date, if, after giving effect to such cancellation, any Loan, Letter of Credit or Reimbursement Obligation would then remain outstanding or the LC Commitment would remain in effect.

               (c) Effect of Commitment Reductions. From the effective date of any reduction of the Total Commitment, the Commitment Fees payable pursuant to Subparagraph 2.04(b) shall be computed on the basis of the Total Commitment as so reduced. Once reduced or cancelled, the Total Commitment may not be increased or reinstated without the prior written consent of all Lenders. Any reduction of the Total Commitment pursuant to Subparagraph 2.03(b) shall be applied ratably to reduce each Lender's Commitment in accordance with clause (i) of Subparagraph 2.09(a).

        2.04. Fees.

               (a) Agent's Fee. Borrower shall pay to Agent, for its own account, agent's fees and other compensation in the amounts and at the times set forth in the Agent's Fee Letter.

               (b) Commitment Fees. Borrower shall pay to Agent, for the ratable benefit of Lenders as provided in clause (iv) of Subparagraph 2.09(a), commitment fees (the "Commitment Fees") equal to the Commitment Fee Rate (as such rate changes from time to time) on the daily average Unused Commitment for the period beginning on the date of this Agreement and ending on the Maturity Date. Borrower shall pay the Commitment Fees in arrears on the last day in each March, June, September and December (commencing June 30, 1998) and on the Maturity Date (or if the Total Commitment is cancelled on a date prior to the Maturity Date, on such prior date).

               (c) Letter of Credit Fees.

                      (i) LC Usage Fees. Borrower shall pay to Agent, for the
               ratable benefit of the Lenders as provided in clause (vi) of Subparagraph 2.09(a), nonrefundable letter of credit fees for the Letters of Credit (the "LC Usage Fees") equal to the applicable LC Usage Fee Rate (as such rate changes from time to time) on the daily average available amount of each Letter of Credit for the period beginning on the date such Letter of Credit is issued and ending on the date such Letter of Credit expires. Borrower shall pay the LC Usage Fees quarterly in arrears on the last day in each March, June, September and December (commencing June 30,
               1998) and on the LC Facility Expiration Date.

                      (ii) LC Issuance Fees. Borrower shall pay to Agent, for
               the sole benefit of Issuing Bank, nonrefundable issuance fees for the Letters of Credit (the "LC Issuance Fees") equal to one-eighth of one percent (0.125%) per annum on the daily average available amount of each Letter of Credit for the period beginning on the date such Letter of Credit is issued and ending on the date such Letter of Credit expires. Borrower shall pay the LC Issuance Fees for each Letter of Credit in advance on the date of issuance of such Letter of Credit and on the date of any amendment to such Letter of Credit that increases its amount or extends its maturity.

                      (iii) Other Letter of Credit Fees. In addition to the LC
               Usage Fees and the LC Issuance Fees, Borrower shall pay to Agent, for the benefit of Issuing Bank, other standard fees of Issuing Bank for drawings under, transfers of and amendments to any Letter of Credit and other administrative actions performed by Issuing Bank in connection with any Letter of Credit, payable at such times and in such amounts as are consistent with Issuing Bank's standard fee policy at the time of such amendment or other action.

        2.05.

Prepayments.

               (a) Terms of all Prepayments. Upon the prepayment of any Loan (whether such prepayment is an optional prepayment under Subparagraph 2.05(b), a mandatory prepayment required by Subparagraph 2.05(c) or a mandatory prepayment required by any other provision of this Agreement or the other Credit Documents, including a prepayment upon acceleration), Borrower shall pay to the Lender that made such Loan (i) all accrued interest to the date of such prepayment on the amount prepaid and (ii) if such prepayment is the prepayment of a LIBOR Loan on a day other than the last day of an Interest Period for such LIBOR Loan, all amounts payable to such Lender pursuant to Paragraph 2.12.

               (b) Optional Prepayments. At its option, Borrower may, upon one
        (1) Business Day notice to Agent in the case of Base Rate Loans or three
        (3) Business Days notice to Agent in the case of LIBOR Loans, prepay the Loans in any Borrowing in part, in an aggregate principal amount of $1,000,000 or more, or in whole.

               (c) Mandatory Prepayments. If, at any time, the Outstanding Credit exceeds the Total Commitment at such time, Borrower shall immediately prepay Loans in an aggregate principal amount equal to such excess.

        2.06. Other Payment Terms.

               (a) Place and Manner. Borrower shall make all payments due to each Lender Party hereunder by payments to Agent at Agent's office located at the address specified in Paragraph 8.01, with each payment due to a Lender to be for the account of such Lender and such Lender's Applicable Lending Office. Borrower shall make all payments hereunder in lawful money of the United States and in same day or immediately available funds not later than 11:00 a.m. on the date due. Agent shall promptly disburse to each Lender Party each payment received by Agent for the account of such Lender Party.

               (b) Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

               (c) Late Payments. If any amount required to be paid by Borrower under this Agreement or the other Credit Documents (including principal or interest payable on any Loan, any fee or other amount payable to Agent or any Lender) remains unpaid after such amount is due, Borrower shall pay interest on the aggregate, outstanding balance of such amount from the date due until such amount is paid in full at a per annum rate equal to the Base Rate plus two percent (2.00%), such rate to change from time to time as the Base Rate shall change.

               (d) Application of Payments. All payments hereunder shall be applied first to unpaid fees, costs and expenses then due and payable under this Agreement or the other

        Credit Documents, second to accrued interest then due and payable under this Agreement or the other Credit Documents, third to any unpaid Reimbursement Obligations and finally to reduce the principal amount of outstanding Loans.

               (e) Failure to Pay Agent. Unless Agent shall have received notice from Borrower at least one (1) Business Day prior to the date on which any payment is due to Lenders hereunder that Borrower will not make such payment in full, Agent shall be entitled to assume that Borrower has made or will make such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be paid to Lenders on such due date an amount equal to the amount then due such Lenders. If and to the extent Borrower shall not have so made such payment in full to Agent, each such Lender shall repay to Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to Agent, at a per annum rate equal to (i) the Federal Funds Rate for the first three (3) days and
        (ii) the rate applicable to Base Rate Loans thereafter. A certificate of Agent submitted to any Lender with respect to any amount owing by such Lender under this Subparagraph 2.06(e) shall constitute prima facie evidence of such amount.

        2.07. Loan Accounts; Notes.

               (a) Loan Accounts. The obligation of Borrower to repay the Loans made to it by each Lender and to pay interest thereon at the rates provided herein shall be evidenced by an account or accounts maintained by such Lender on its books (individually, a "Loan Account"), except that any Lender may request that its Loans be evidenced by a note or notes pursuant to Subparagraph 2.07(b). Each Lender shall record in its Loan Account (i) the date and amount of each Loan made by such Lender,
        (ii) the interest rates applicable to each such Loan and the effective dates of all changes thereto, (iii) the Interest Period for each LIBOR Loan, (iv) the date and amount of each principal and interest payment on each Loan and (v) such other information as such Lender may determine is necessary for the computation of principal and interest payable to it by Borrower hereunder; provided, however, that any failure by a Lender to make, or any error by any Lender in making, any such notation shall not affect Borrower's Obligations. The Loan Accounts shall constitute prima facie evidence of the matters noted therein.

               (b) Notes. If any Lender so requests, such Lender's Loans shall be evidenced by a promissory note in the form of Exhibit E (individually, a "Note") which note shall be (i) payable to the order of such Lender, (ii) in the amount of such Lender's Commitment, (iii) dated the Closing Date and (iv) otherwise appropriately completed. Borrower authorizes each Lender to record on the schedule annexed to such Lender's Note the date and amount of each Loan made by such Lender and of each payment or prepayment of principal thereon made by Borrower, and agrees that all such notations shall constitute prima facie evidence of the matters noted; provided, however, that any failure by a Lender to make, or any error by any Lender in making, any such notation shall not affect

        Borrower's Obligations. Borrower further authorizes each Lender to attach to and make a part of such Lender's Note continuations of the schedule attached thereto as necessary.

        2.08. Loan Funding.

               (a) Lender Funding and Disbursement to Borrower. Each Lender shall, before 11:00 a.m. on the date of each Borrowing, make available to Agent at Agent's office specified in Paragraph 8.01, in same day or immediately available funds, such Lender's Proportionate Share of such Borrowing. After Agent's receipt of such funds and upon satisfaction of the applicable conditions set forth in Section III, Agent shall promptly disburse such funds to Borrower in same day or immediately available funds. Agent shall disburse the proceeds of each Borrowing by disbursement to the account or accounts specified in the applicable Notice of Borrowing.

               (b) Lender Failure to Fund. Unless Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to Agent such Lender's Proportionate Share of such Borrowing, Agent shall be entitled to assume that such Lender has made or will make such portion available to Agent on the date of such Borrowing in accordance with Subparagraph 2.08(a), and Agent may on such date, in reliance upon such assumption, disburse or otherwise credit to Borrower a corresponding amount. If any Lender does not make the amount of its Proportionate Share of any Borrowing available to Agent on or prior to the date of such Borrowing, such Lender shall pay to Agent, on demand, interest which shall accrue on such amount from the date of such Borrowing until such amount is paid to Agent at rates equal to (i) the daily Federal Funds Rate during the period from the date of such Borrowing through the third Business Day thereafter and (ii) the rate applicable to Base Rate Loans thereafter. A certificate of Agent submitted to any Lender with respect to any amount owing by such Lender under this Subparagraph 2.08(b) shall constitute prima facie evidence of such amount. If the amount of any Lender's Proportionate Share of any Borrowing is not paid to Agent by such Lender within three (3) Business Days after the date of such Borrowing, Borrower shall repay such amount to Agent, on demand, together with interest thereon, for each day from the date such amount was disbursed to Borrower until the date such amount is repaid to Agent, at the interest rate applicable at the time to the Loans comprising such Borrowing.

               (c) Lenders' Obligations Several. The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation hereunder to make its Loan as part of such Borrowing, but no Lender shall be obligated in any way to make any Loan which another Lender has failed or refused to make or otherwise be in any way responsible for the failure or refusal of any other Lender to make any Loan required to be made by such other Lender on the date of any Borrowing.

        2.09. Pro rata Treatment.

               (a) Borrowings, Commitment Reductions, Etc. Except as otherwise provided herein:

                      (i) Each Borrowing, each reduction of the Total Commitment and participations in each Letter of Credit shall be made or shared among the Lenders pro rata according to their respective Proportionate Shares;

                      (ii) Each payment of principal on Loans in any Borrowing
               shall be shared among Lenders which made or funded the Loans in such Borrowing pro rata according to the respective unpaid principal amounts of such Loans then owed to such Lenders;

                      (iii) Each payment of interest on Loans in any Borrowing
               shall be shared among Lenders which made or funded the Loans in such Borrowing pro rata according to (A) the respective unpaid principal amounts of such Loans so made or funded by such Lenders and (B) the dates on which such Lenders so made or funded such Loans;

                      (iv) Each payment of Commitment Fees shall be shared among
               Lenders (excluding Defaulting Lenders) pro rata according to (A) their respective Proportionate Shares and (B) in the case of each Lender which becomes a Lender hereunder after the date hereof, the date upon which such Lender so became a Lender;

                      (v) Each Reimbursement Payment and interest payable by
               Borrower thereon shall be shared among the Lenders (including Issuing Bank) which made or funded the applicable Drawing Payment pro rata according to the respective amounts of such Drawing Payment so made or funded by such Lenders;

                      (vi) Each payment of LC Usage Fees shall be shared among
               the Lenders (including Issuing Bank in its capacity as a Lender but excluding Defaulting Lenders) pro rata according to (A) their respective Proportionate Shares and (B) in the case of each Lender which becomes a Lender hereunder after the date hereof, the date upon which such Lender so became a Lender;

                      (vii) Each payment of interest (other than interest on
               Loans) shall be shared among Lenders and Agent owed the amount upon which such interest accrues pro rata according to (A) the respective amounts so owed such Lenders and Agent and (B) the dates on which such amounts became owing to such Lenders and Agent; and

                      (viii) All other payments under this Agreement and the
               other Credit Documents shall be for the benefit of the Person or Persons specified.

               (b) Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Loans owed to it in excess of its ratable share of payments on account of such Loans obtained by all Lenders entitled to such payments, such Lender shall forthwith purchase from the other Lenders such participations in the Loans as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase shall be rescinded and each other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Subparagraph 2.09(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

        2.10. Change of Circumstances.

               (a) Inability to Determine Rates. If, on or before the first day of any Interest Period for any LIBOR Loan, (i) any Lender shall advise Agent that the LIBO Rate for such Interest Period cannot be adequately and reasonably determined due to the unavailability of funds in or other circumstances affecting the London interbank market or (ii) Required Lenders shall advise Agent that the rate of interest for such Loan does not adequately and fairly reflect the cost to such Lenders of making or maintaining such LIBOR Loan, Agent shall immediately give notice of such condition to Borrower and the other Lenders. After the giving of any such notice and until Agent shall otherwise notify Borrower that the circumstances giving rise to such condition no longer exist, Borrower's right to request the making of, conversion to or a new Interest Period for LIBOR Loans shall be suspended. Any LIBOR Loans outstanding at the commencement of any such suspension shall be converted at the end of the then current Interest Period for such LIBOR Loans into Base Rate Loans, unless such suspension has then ended.

               (b) Illegality. If, after the date of this Agreement, the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by any Lender with any request or directive (whether or not having the force of law) of any Governmental Authority (a "Change of Law") shall make it unlawful or impossible for any Lender to make or maintain any LIBOR Loan, such Lender shall immediately notify Agent and Borrower of such Change of Law. Upon receipt of such notice, (i) Borrower's right to request the making of, conversion to or a new Interest Period for LIBOR Loans shall be terminated, and (ii) Borrower shall, at the request of such Lender, either (A) pursuant to Subparagraph 2.01(d) convert any such then outstanding LIBOR Loans into Base Rate Loans at the end of the current Interest

        Period for such LIBOR Loans or (B) immediately repay or convert any such LIBOR Loans if such Lender shall notify Borrower that such Lender may not lawfully continue to fund and maintain such LIBOR Loans. Any conversion or prepayment of LIBOR Loans made pursuant to the preceding sentence prior to the last day of an Interest Period for such LIBOR Loans shall be deemed a prepayment thereof for purposes of Paragraph
        2.12. After any Lender notifies Agent and Borrower of such a Change of Law and until such Lender notifies Agent and Borrower that it is no longer unlawful or impossible for such Lender to make or maintain a LIBOR Loan, all Loans of such Lender shall be Base Rate Loans.

               (c) Increased Costs. If, after the date of this Agreement, any Change of Law:

                      (i) Shall subject any Lender to any tax, duty or other
               charge with respect to any LIBOR Loan, or shall change the basis of taxation of payments by Borrower to any Lender on such a LIBOR Loan or in respect to such a LIBOR Loan under this Agreement (except for changes in the rate of taxation on the overall net income of any Lender imposed by its jurisdiction of incorporation or the jurisdiction in which its principal executive office is located); or

                      (ii) Shall impose, modify or hold applicable any reserve
               (excluding any Reserve Requirement or other reserve to the extent included in the calculation of the LIBO Rate for any Loans), special deposit or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any Lender for any LIBOR Loan; or

                      (iii) Shall impose on any Lender any other condition
               related to any LIBOR Loan or Letter of Credit or such Lender's Commitments;

        And the effect of any of the foregoing is to increase the cost to such Lender of making, issuing, renewing, participating in or maintaining any such LIBOR Loan, Letter of Credit or its Commitments or to reduce any amount receivable by such Lender hereunder; then Borrower shall from time to time, within thirty (30) days after demand by such Lender, pay to such Lender additional amounts sufficient to reimburse such Lender for such increased costs or to compensate such Lender for such reduced amounts. A certificate setting forth in reasonable detail the amount of such increased costs or reduced amounts, submitted by such Lender to Borrower shall constitute prima facie evidence of such costs or amounts. The obligations of Borrower under this Subparagraph 2.10(c) shall survive the payment and performance of the Obligations and the termination of this Agreement.

               (d) Capital Requirements. If, after the date of this Agreement, any Lender determines that (i) any Change of Law affects the amount of capital required or expected to be maintained by such Lender or any Person controlling such Lender (a "Capital Adequacy Requirement") and
        (ii) the amount of capital maintained by such Lender or such Person which is attributable to or based upon the Loans, the Letters of Credit, the Commitments or this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account such Lender's or such Person's policies with respect to capital adequacy), Borrower shall pay to such Lender or such Person, within thirty (30) days after demand of such Lender, such amounts as such Lender or such Person shall determine are necessary to compensate such Lender or such Person for the increased costs to such Lender or such Person of such increased capital. A certificate setting forth in reasonable detail the amount of such increased costs, submitted by any Lender to Borrower shall constitute prima facie evidence of such costs. The obligations of Borrower under this Subparagraph 2.10(d) shall survive the payment and performance of the Obligations and the termination of this Agreement.

               (e) Mitigation. Any Lender which becomes aware of (i) any Change of Law which will make it unlawful or impossible for such Lender to make or maintain any LIBOR Loan or (ii) any Change of Law or other event or condition which will obligate Borrower to pay any amount pursuant to Subparagraph 2.10(c) or Subparagraph 2.10(d) shall notify Borrower and Agent thereof as promptly as practical. If any Lender has given notice of any such Change of Law or other event or condition and thereafter becomes aware that such Change of Law or other event or condition has ceased to exist, such Lender shall notify Borrower and Agent thereof as promptly as practical. Each Lender affected by any Change of Law which makes it unlawful or impossible for such Lender to make or maintain any LIBOR Loan or to which Borrower is obligated to pay any amount pursuant to Subparagraph 2.10(c) or Subparagraph 2.10(d) shall use reasonable commercial efforts (including changing the jurisdiction of its Applicable Lending Office) to avoid the effect of such Change of Law or to avoid or materially reduce any amounts which Borrower is obligated to pay pursuant to Subparagraph 2.10(c) or Subparagraph 2.10(d) if, in the reasonable opinion of such Lender, such efforts would not be disadvantageous to such Lender or contrary to such Lender's normal banking practices.

        2.11. Taxes on Payments.

               (a) Payments Free of Taxes. All payments made by Borrower under this Agreement and the other Credit Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp, documentary or other taxes, any duties, or any other levies, imposts, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (except net income taxes and franchise taxes in lieu of net income taxes imposed on any Lender Party by its jurisdiction of incorporation or the jurisdiction in which its Applicable Lending Office is located) (all such non- excluded taxes, duties, levies, imposts, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to any Lender Party hereunder or under the other Credit Documents, the amounts so payable to Agent or such Lender shall be increased to the extent necessary to yield to Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Credit Documents. Whenever any Taxes are payable by Borrower, as promptly as possible thereafter, Borrower shall send to Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by Borrower showing payment thereof. If Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Agent the required receipts or other required documentary evidence, Borrower shall indemnify Agent and Lenders for any taxes, interest or penalties that may become payable by any Lender Party as a result of any such failure. The obligations of Borrower under this Subparagraph 2.11(a) shall survive the payment and performance of the Obligations and the termination of this Agreement.

               (b) Withholding Exemption Certificates. On or prior to the date of the initial Borrowing or, if such date does not occur within thirty
        (30) days after the date of this Agreement, by the end of such 30-day period, each Lender which is not organized under the laws of the United States of America or a state thereof shall deliver to Borrower and Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or successor applicable form), as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each such Lender further agrees (i) promptly to notify Borrower and Agent of any change of circumstances (including any change in any treaty, law or regulation) which would prevent such Lender from receiving payments hereunder without any deduction or withholding of such taxes and (ii) if such Lender has not so notified Borrower and Agent of any change of circumstances which would prevent such Lender from receiving payments hereunder without any deduction or withholding of taxes, then on or before the date that any certificate or other form delivered by such Lender under this Subparagraph 2.11(b) expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent such certificate or form previously delivered by such Lender, to deliver to Borrower and Agent a new certificate or form, certifying that such Lender is entitled to receive payments under this Agreement without deduction or such taxes. If any Lender fails to provide to Borrower or Agent pursuant to this Subparagraph 2.11(b) (or, in the case of an Assignee Lender, Subparagraph 8.05(c)) any certificates or other evidence required by such provision to establish that such Lender is, at the time it becomes a Lender hereunder, entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, such Lender shall not be entitled to any indemnification under Subparagraph 2.11(a) for any Taxes imposed on such Lender primarily as a result of such failure.

               (c) Mitigation. If any Lender Party claims any additional amounts to be payable to it pursuant to this Paragraph 2.11, such Person shall use reasonable commercial efforts to file any certificate or document requested in writing by Borrower (including copies of Internal Revenue Service Form 1001 (or successor forms) reflecting a reduced rate of withholding or to change the jurisdiction of its Applicable Lending Office if the making of such a filing or such change in the jurisdiction of its Applicable Lending Office would avoid the need for or materially reduce the amount of any such additional amounts which may thereafter accrue and if, in the reasonable opinion of such Person, in the case of a change in the jurisdiction of its Applicable Lending Office, such change would not be disadvantageous to such Person or contrary to such Person's normal banking practices.

               (d) Tax Returns. Nothing contained in this Paragraph 2.11 shall require any Lender Party to make available any of its tax returns (or any other information relating to its taxes which it deems to be confidential).

     2.12. Funding Loss Indemnification. If Borrower shall (a) repay, prepay or convert any LIBOR Loan on any day other than the last day of an Interest Period therefor (whether a scheduled payment, an optional prepayment or conversion, a mandatory prepayment or conversion, a payment upon acceleration or otherwise),
(b) fail to borrow any LIBOR Loan for which a Notice of Borrowing has been delivered to Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise) or (c) fail to convert any Loans into LIBOR Loans in accordance with a Notice of Conversion delivered to Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise), Borrower shall, within five (5) Business Days after demand by any Lender, reimburse such Lender for and hold such Lender harmless from all costs and losses actually incurred by such Lender as a result of such repayment, prepayment, conversion or failure. Borrower understands that such costs and losses may include, without limitation, losses incurred by a Lender as a result of funding and other contracts entered into by such Lender to fund a LIBOR Loan. Each Lender demanding payment under this Paragraph 2.12 shall deliver to Borrower, with a copy to Agent, a certificate setting forth the amount of costs and losses for which demand is made, which certificate shall set forth in reasonable detail the calculation of the amount demanded. Such a certificate so delivered to Borrower shall constitute prima facie evidence of such costs and losses. The obligations of Borrower under this Paragraph 2.12 shall survive the payment and performance of the Obligations and the termination of this Agreement.

     2.13. Replacement of Lenders. If any Lender shall (a) become a Defaulting Lender more than one (1) time in a period of twelve (12) consecutive months, (b) continue as a Defaulting Lender for more than five (5) Business Days at any time, (c) suspend its obligation to make or maintain LIBOR Loans pursuant to Subparagraph 2.10(b) for a reason which is not applicable to any other Lender or
(d) demand any payment under Subparagraph 2.10(c), 2.10(d) or 2.11(a) for a reason which is not applicable to any other Lender, then Agent may (or upon the written request of Borrower, shall) replace such Lender (the "affected Lender"), or cause such affected Lender to be replaced, with another lender (the "replacement Lender") satisfying the requirements of an Assignee Lender under Subparagraph 8.05(c), by having the affected Lender sell and assign all of its rights and obligations under this Agreement and the other Credit Documents to the replacement Lender pursuant to Subparagraph 8.05(c); provided, however, that if Borrower seeks to exercise such right, it must do so within sixty (60) days after it first knows or should have known of the occurrence of the event or events giving rise to such right, and neither Agent nor any Lender shall have any obligation to identify or locate a replacement Lender for Borrower. Upon receipt by any affected Lender of a written notice from Agent stating that Agent is exercising the replacement right set forth in this Paragraph 2.13, such affected Lender shall sell and assign all of its rights and obligations under this Agreement and the other Credit Documents to the replacement Lender pursuant to an Assignment Agreement and

Subparagraph 8.05(c) for a purchase price equal to the sum of the principal amount of the affected Lender's Loans so sold and assigned, all accrued and unpaid interest thereon and its ratable share of all fees to which it is entitled.

     2.14. Limitation on Collection of Costs . Notwithstanding anything to the contrary contained herein, Borrower shall not be obligated to reimburse any Lender for any cost or expense incurred by such Lender pursuant to Paragraph 2.10, Paragraph 2.11 or Paragraph 2.12 hereof unless demand for such payment is made by Lender to Borrower within one (1) year after the date such cost or expense was incurred.


SECTION III.    CONDITIONS PRECEDENT.

     3.01. Initial Conditions Precedent. The obligations of Lenders to make the Loans comprising the initial Borrowing are subject to receipt by Agent, on or prior to the Closing Date, of each item listed in Schedule 3.01, each in form and substance satisfactory to Agent and each Lender, and with sufficient copies for, Agent and each Lender.

     3.02. Conditions Precedent to Each Credit Event. The occurrence of each Credit Event (including the initial Borrowing) is subject to the further conditions that:

               (a) Borrower shall have delivered to Agent the Notice of Borrowing, Notice of Conversion, Notice of Interest Period Selection, LC Application or other applicable request, as the case may be, for such Credit Event in accordance with this Agreement; and

               (b) On the date such Credit Event is to occur and after giving effect to such Credit Event, the following shall be true and correct:

                      (i) The representations and warranties of Borrower and its
               Subsidiaries set forth in Paragraph 4.01 and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

                      (ii) No Default has occurred and is continuing or will
               result from such Credit Event; and

                      (iii) All of the Credit Documents are in full force and
               effect.

        The submission by Borrower to Agent of each Notice of Borrowing, each Notice of Conversion (other than a notice for a conversion to a Base Rate Loan), each Notice of Interest Period Selection, each LC Application and each other applicable request shall be deemed to be a representation and warranty by Borrower that each of the statements set forth above in this Subparagraph 3.03(b) is true and correct as of the date of such notice.

     3.03. Covenant to Deliver. Borrower agrees (not as a condition but as a covenant) to deliver to Agent each item required to be delivered to Agent as a condition to the occurrence of any Credit Event if such Credit Event occurs. Borrower expressly agrees that the occurrence of any such Credit Event prior to the receipt by Agent of any such item shall not constitute a waiver by any Lender Party of Borrower's obligation to deliver such item.


SECTION IV.   REPRESENTATIONS AND WARRANTIES.

     4.01. Borrower's Representations and Warranties. In order to induce Agent and Lenders to enter into this Agreement, Borrower hereby represents and warranties to Agent and Lenders as follows:

               (a)    Due Incorporation, Qualification, etc.

                    (i) Borrower (A) is a corporation duly organized, validly
               existing and in good standing under the laws of its state of incorporation; (B) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (C) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed is reasonably likely to have a Material Adverse Effect.

                      (ii) Each Material Subsidiary and, to the knowledge of
               Borrower, each other Subsidiary, (A) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (B) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (C) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed is reasonably likely to have a Material Adverse Effect.

               (b) Authority. The execution, delivery and performance by Borrower of each Credit Document executed, or to be executed, by Borrower and the consummation of the transactions contemplated thereby
        (i) are within the power of Borrower and (ii) have been duly authorized by all necessary actions on the part of Borrower.

               (c) Enforceability. Each Credit Document executed, or to be executed, by Borrower has been, or will be, duly executed and delivered by Borrower and constitutes, or will constitute, a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

               (d) Non-Contravention. The execution and delivery by Borrower of the Credit Documents executed by Borrower and the performance and consummation of the transactions contemplated thereby do not (i) violate any Requirement of Law applicable to Borrower; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of Borrower; or (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any property, asset or revenue of Borrower (except such Liens as may be created in favor of the Lender Parties pursuant to this Agreement or the other Credit Documents).

               (e) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Credit Documents executed by Borrower and the performance and consummation by Borrower of the transactions contemplated thereby, except such as have been made or obtained and are in full force and effect.

               (f) No Violation or Default. Neither Borrower, nor any of its Material Subsidiaries, nor to the best knowledge of Borrower any other Subsidiary, is in violation of or in default with respect to (i) any Requirement of Law applicable to such Person; (ii) any Contractual Obligation of such Person (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), where, in each case, such violation or default is reasonably likely to have a Material Adverse Effect. Without limiting the generality of the foregoing, neither Borrower, nor any of its Material Subsidiaries, nor to the best knowledge of Borrower any other Subsidiary, (A) has violated any Environmental Laws, (B) has any liability under any Environmental Laws or (C) has received notice or other communication of an investigation or is under investigation by any Governmental Authority having authority to enforce Environmental Laws, where such violation, liability or investigation is reasonably likely to have a Material Adverse Effect. No Default has occurred and is continuing.

               (g) Litigation. No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of Borrower, threatened against Borrower or any of its Subsidiaries at law or in equity in any court or before any other Governmental Authority which (i) is reasonably likely (alone or in the aggregate) to have a Material Adverse Effect or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by Borrower of the Credit Documents or the transactions contemplated thereby.

               (h) Title; Possession Under Leases. Borrower and its Subsidiaries own and have good and marketable title, or a valid leasehold interest in, all their respective properties and assets as reflected in the most recent Financial Statements delivered to Agent (except those assets and properties disposed of in the ordinary course of business or otherwise in compliance with this Agreement since the date of such Financial Statements) and all respective assets and properties acquired by Borrower and its Subsidiaries since such date (except those disposed of in the ordinary course of business or otherwise in compliance with this Agreement). Such assets and properties are subject to no Lien, except for Permitted Liens. Each of Borrower and its Subsidiaries has complied with all material obligations under all material leases to which it is a party and all such leases are in full force and effect (except such leases that have expired in accordance with their terms or have been replaced by similar leases or where such failure to comply is not reasonably likely to have a Material Adverse Effect). Each of Borrower and its Subsidiaries enjoys peaceful and undisturbed possession under such leases.

               (i) Financial Statements. The Financial Statements of Borrower and its Subsidiaries which have been delivered to Agent, (i) are in accordance with the books and records of Borrower and its Subsidiaries, which have been maintained in accordance with good business practice;
        (ii) have been prepared in conformity with GAAP; and (iii) fairly present the financial conditions and results of operations of Borrower and its Subsidiaries as of the date thereof and for the period covered thereby. Neither Borrower nor any of its Subsidiaries has any Contingent Obligations, liability for taxes or other outstanding obligations which are material in the aggregate, except as disclosed in the audited Financial Statements dated September 30, 1997, furnished by Borrower to Agent prior to the date hereof, or in the Financial Statements delivered to Agent pursuant to clause (i) or (ii) of Subparagraph 5.01.

               (j) Equity Securities. To the knowledge of Borrower, all outstanding Equity Securities of Borrower are duly authorized, validly issued, fully paid and non-assessable.

               (k) No Agreements to Sell Assets; Etc. Except as otherwise permitted by Subparagraph 5.02(c) or Subparagraph 5.02(d), neither Borrower nor any of its Subsidiaries has any legal obligation, absolute or contingent, to any Person to sell the assets of Borrower or any of its Subsidiaries (other than sales in the ordinary course of business), or to effect any merger, consolidation or other reorganization of Borrower or any of its Subsidiaries or to enter into any agreement with respect thereto.

               (l)    Employee Benefit Plans.

                      (i) Based on the latest valuation of each Employee Benefit
               Plan that either Borrower or any ERISA Affiliate maintains or contributes to, or has any obligation under (which occurred within twelve months of the date of this representation), the aggregate benefit liabilities of such plan within the meaning of
               Section 4001 of ERISA did not exceed the aggregate value of the assets of such plan. Neither Borrower nor any ERISA Affiliate has any liability with respect to any post-retirement benefit under any Employee Benefit Plan which is a welfare plan (as defined in section 3(1) of ERISA), other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, which liability for health plan contribution coverage is not reasonably likely to have a Material Adverse Effect.

                      (ii) Each Employee Benefit Plan complies, in both form and operation, in all material respects, with its terms, ERISA and the IRC, and no condition exists or event has occurred with respect to any such plan which would result in the incurrence by either Borrower or any ERISA Affiliate of any material liability, fine or penalty. Each Employee Benefit Plan, related trust agreement, arrangement and commitment of Borrower or any ERISA Affiliate is legally valid and binding and in full force and effect. No Employee Benefit Plan is being audited or investigated by any government agency or is subject to any pending or threatened claim or suit. Neither Borrower nor any ERISA Affiliate nor any fiduciary of any Employee Benefit Plan has engaged in a prohibited transaction under section 406 of ERISA or section 4975 of the IRC.

                      (iii) Neither Borrower nor any ERISA Affiliate contributes to or has any material contingent obligations to any Multiemployer Plan. Neither Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

               (m) Other Regulations. Borrower is not subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, the Federal Power Act, any state public utilities code or to any other Governmental Rule limiting its ability to incur indebtedness.

               (n) Patent and Other Rights. Borrower and its Subsidiaries own or license under validly existing agreements all patents, licenses, trademarks, trade names, trade secrets, service marks, copyrights and all rights with respect thereto, which are required to conduct their businesses as now conducted, except to the extent that failure to own or license the same could not reasonably be expected to have a Material Adverse Effect.

               (o) Governmental Charges and Other Indebtedness. Borrower and its Material Subsidiaries have filed or caused to be filed all tax returns which are required to be filed by them. Borrower and its Subsidiaries have paid, or made provision for the payment of, all taxes and other Governmental Charges which have or may have become due pursuant to said returns or otherwise and all other indebtedness, except such Governmental Charges or indebtedness, if any, which are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided or which are not reasonably likely to have a Material Adverse Effect if unpaid.

               (p) Margin Stock. Borrower owns no Margin Stock which, in the aggregate, would constitute a substantial part of the assets of Borrower, and no proceeds of any Loan will be used to purchase or carry, directly or indirectly, any Margin Stock or to extend credit, directly or indirectly, to any Person for the purpose of purchasing or carrying any Margin Stock.

               (q) Subsidiaries, etc. Set forth in Schedule 4.01(q) (as supplemented by Borrower from time to time in a written notice to Agent) is a complete list of all of

        Borrower's Subsidiaries, the jurisdiction of incorporation of each, the classes of Equity Securities of each and the number of shares and percentages of shares of each such class owned directly or indirectly by Borrower.

               (r) Catastrophic Events. Neither Borrower, nor any of its Material Subsidiaries, nor to the knowledge of Borrower any other Subsidiary, and none of their properties is or has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty that is reasonably likely to have a Material Adverse Effect. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which Borrower, any of its Material Subsidiaries, or to the knowledge of Borrower any of its Subsidiaries, is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the best knowledge of Borrower, jurisdictional disputes or organizing activities occurring or threatened which alone or in the aggregate are reasonably likely to have a Material Adverse Effect.

               (s) No Material Adverse Effect. No event has occurred and is continuing and no condition exists which is reasonably likely to have a Material Adverse Effect.

               (t) Chief Executive Office. Borrower's chief executive office is located at 101 Metro Drive, Suite 400, San Jose, CA 95110, or at such other location as Borrower may notify Agent from time to time in accordance with Subparagraph 5.01(g).

               (u) Accuracy of Information Furnished. None of the Credit Documents and none of the other certificates, statements or information furnished to any Lender Party by or on behalf of Borrower or any of its Subsidiaries in connection with the Credit Documents or the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        4.02. Reaffirmation. Borrower shall be deemed to have reaffirmed, for the benefit of Lenders and Agent, each representation and warranty contained in Paragraph 4.01 on and as of the date of each Credit Event (except for representations and warranties expressly made as of a specified date, which shall be true as of such date).

SECTION V.    COVENANTS.

        5.01. Affirmative Covenants. Until the termination of this Agreement and the satisfaction in full by Borrower of all Obligations, Borrower will comply, and will cause compliance, with the following affirmative covenants, unless Required Lenders shall otherwise consent in writing:

               (a) Financial Statements, Reports, etc. Borrower shall furnish to Agent, with sufficient copies for each Lender, the following, each in such form and such detail as Agent or the Required Lenders shall reasonably request:

                      (i) As soon as available and in no event later than
               forty-five (45) days after the last day of each fiscal quarter of Borrower (other than the last quarter of each fiscal year), a copy of the Financial Statements of Borrower and its Subsidiaries (prepared on a consolidated basis) for such quarter and for the fiscal year to date, certified by the chief financial officer or treasurer of Borrower to present fairly the financial condition, results of operations and other information reflected therein and to have been prepared in accordance with GAAP (subject to normal year-end audit adjustments);

                      (ii) As soon as available and in no event later than one
               hundred, five (105) days after the close of each fiscal year of Borrower, (A) copies of the audited Financial Statements of Borrower and its Subsidiaries (prepared on a consolidated basis) for such year, audited by Deloitte & Touche or other independent certified public accountants of recognized national standing or otherwise reasonably acceptable to Agent and Required Lenders,
               (B) copies of the unqualified opinions (or qualified opinions reasonably acceptable to Agent and Required Lenders) delivered by such accountants in connection with all such Financial Statements and (C) certificates of such accountants stating that in making the examination necessary for their opinion they have reviewed Paragraph 5.03 and have obtained no knowledge of any violation by Borrower and its Subsidiaries of the covenants set forth therein, or if, in the opinion of such accountants, any such violation has occurred, a statement as to the nature thereof;

                      (iii) Contemporaneously with the quarterly and year-end
               Financial Statements required by the foregoing clauses (i) and
               (ii), a compliance certificate of the chief financial officer or treasurer of Borrower in a form acceptable to Agent (a "Compliance Certificate") which (A) states that no Default has occurred and is continuing, or, if any such Default has occurred and is continuing, a statement as to the nature thereof and what action Borrower proposes to take with respect thereto and (B) sets forth, for the quarter or year covered by such Financial Statements or as of the last day of such quarter or year (as the case may be), the calculation of the financial ratios and tests provided in Paragraph 5.03;

                      (iv) As soon as available and in no event later than
               forty-five (45) days after the last day of each fiscal quarter of Borrower, a certificate of the chief financial officer or treasurer of Borrower which sets forth, for the consecutive four quarter period ending on the last day of such quarter, the calculation of Borrower's EBITDA and Senior Debt/EBITDA Ratio for such period;

                      (v) As soon as possible and in no event later than five
               (5) Business Days after any officer of Borrower knows of the occurrence or existence of

               (A) any Reportable Event under any Employee Benefit Plan or Multiemployer Plan; (B) any actual or threatened litigation, suits, claims or disputes against Borrower or any of its Subsidiaries involving potential monetary damages payable by Borrower or its Subsidiaries of $2,000,000 or more (alone or in the aggregate); (C) any other event or condition which is reasonably likely to have a Material Adverse Effect; or (D) any Default; the statement of the chief financial officer or treasurer of Borrower setting forth details of such event, condition or Default and the action which Borrower proposes to take with respect thereto;

                      (vi) As soon as available and in no event later than ten
               (10) Business Days after they are sent, made available or filed, copies of (A) all registration statements and reports filed by Borrower or any of its Subsidiaries with any securities exchange or the Securities and Exchange Commission (including, without limitation, all 10-Q, 10-K and 8-Q reports); (B) all reports, proxy statements and financial statements sent or made available by Borrower or any of its Subsidiaries to its security holders; and (C) all press releases and other similar public announcements concerning any material developments in the business of Borrower or any of its Subsidiaries made available by Borrower or any of its Subsidiaries to the public generally;

                      (vii) As soon as available and in no event later than one
               hundred, twenty (120) days after the first day of each fiscal year of Borrower, the consolidated plan and forecast of Borrower and its Subsidiaries for such fiscal year and the next two succeeding years;

                      (viii) As soon as possible and in no event later than
               thirty (30) days after the establishment or acquisition by Borrower or any of its Subsidiaries of any new Subsidiary or any new Equity Securities of any Existing Subsidiary, written notice thereof; and

                      (ix) Such other instruments, agreements, certificates,
               opinions, statements, documents and information relating to the operations or condition (financial or otherwise) of Borrower or its Subsidiaries, and compliance by Borrower with the terms of this Agreement and the other Credit Documents as Agent may from time to time reasonably request.

               (b) Books and Records. Borrower and its Subsidiaries shall at all times keep proper books of record and account in which full, true and correct entries will be made of their transactions in accordance with GAAP.

               (c) Inspections.

                    (i) If no Default or Event of Default then exists, at such
               Lender's expense, Borrower and its Subsidiaries shall permit any Person designated by any Lender, upon reasonable notice and during normal business hours, to visit and inspect any of the properties and offices of Borrower and its Subsidiaries, to examine the books and records of Borrower and its Subsidiaries and make copies thereof and to discuss the affairs, finances and business of Borrower and its Subsidiaries with, and to be advised as to the same by, their officers, auditors and accountants, all at such times and intervals as any Lender may reasonably request.

                      (ii) If a Default or Event of Default then exists, at the
               expense of Borrower, Borrower and its Subsidiaries shall permit any Person designated by any Lender, to visit and inspect any of the properties and offices of Borrower and its Subsidiaries, to examine the books and records of Borrower and its Subsidiaries and make copies thereof and to discuss the affairs, finances and business of Borrower and its Subsidiaries with, and to be advised as to the same by, their officers, auditors and accountants, all at such times and intervals as any Lender may reasonably request.

               (c) Insurance.  Borrower and its Subsidiaries shall:

                      (i) Carry and maintain insurance of the types and in the
               amounts customarily carried from time to time during the term of this Agreement by others engaged in substantially the same business as such Person and operating in the same geographic area as such Person, including, but not limited to, fire, public liability, property damage and worker's compensation;

                      (ii) Carry and maintain each policy for such insurance
               with financially sound insurers; and

                      (iii) Deliver to Agent from time to time, as Agent may
               reasonably request, schedules setting forth all insurance then in effect.

               (e) Governmental Charges and Other Indebtedness. Borrower and its Material Subsidiaries shall promptly pay and discharge when due (i) all taxes and other Governmental Charges prior to the date upon which penalties accrue thereon, (ii) all indebtedness which, if unpaid, could become a Lien upon the property of Borrower or its Subsidiaries (other than Liens permitted under Subparagraph 5.02(b))and (iii) all other indebtedness which, in each case, if unpaid, is reasonably likely to have a Material Adverse Effect, except such Indebtedness as may in good faith be contested or disputed, or for which arrangements for deferred payment have been made, provided that in each such case appropriate reserves are maintained to the reasonable satisfaction of Agent.

               (f) Use of Proceeds. Borrower shall not use any part of the proceeds of any Loan, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve Borrower or any Lender Party in a violation of Regulations T, U or X issued by the Federal Reserve Board.

               (g) General Business Operations. Each of Borrower and its Material Subsidiaries shall (i) preserve and maintain its corporate existence and all of its rights, privileges and franchises reasonably necessary to the conduct of its business (except as otherwise permitted pursuant to Subparagraph 5.02(c) and Subparagraph 5.02(d)), (ii) conduct its business activities in compliance with all Requirements of Law and Contractual Obligations applicable to such Person, the violation of which is reasonably likely to have a Material Adverse Effect and (iii) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted. Borrower shall maintain its chief executive office and principal place of business in the United States and shall not relocate its chief executive office or principal place of business outside of California except upon not less than thirty (30) days prior written notice to Agent.

               (h) Year 2000 Compatibility. Each of Borrower and its Subsidiaries shall take all acts reasonably necessary so that all internal software, hardware, firmware, equipment, goods and systems utilized by or material to their business operations or financial condition will properly perform date sensitive functions before, during and after the year 2000. At the request of Agent, Borrower shall provide to Agent such certifications or other evidence of compliance with this Subparagraph 5.01(h) as Agent may from time to time reasonably require.

        5.02. Negative Covenants. Until the termination of this Agreement and the satisfaction in full by Borrower of all Obligations, Borrower will comply, and will cause compliance, with the following negative covenants, unless Required Lenders shall otherwise consent in writing:

               (a) Indebtedness. Neither Borrower nor any of its Subsidiaries shall create, incur, assume or permit to exist any Indebtedness except for the following ("Permitted Indebtedness"):

                      (i)  The Obligations under the Credit Documents;

                      (ii) Indebtedness of Borrower and its Subsidiaries listed
               in Schedule 5.02(a) of the Disclosure Letter and existing on the date of this Agreement;

                      (iii) Indebtedness of Borrower and its Subsidiaries
               arising from the endorsement of instruments for collection in the ordinary course of Borrower's or a Subsidiary's business;

                      (iv) Indebtedness of Borrower and its Subsidiaries for
               trade accounts payable, provided that (A) such accounts arise in the ordinary course of business and (B) no material part of such account is more than ninety (90) days (or such greater number of days to which the payee shall agree) past due (unless subject to a bona fide dispute and for which adequate reserves have been established);

                      (v) cash advances received from customers in the ordinary
               course of business;

                      (vi) Indebtedness of Borrower and its Subsidiaries under
               Rate Contracts, provided that all such arrangements are entered into in connection with bona fide hedging operations and not for speculation;

                      (vii) Indebtedness of Borrower and its Subsidiaries under
               purchase money loans and Capital Leases incurred by Borrower or any of its Subsidiaries to finance the acquisition by such Person of real property, fixtures or equipment provided that (A) in each case, (y) such Indebtedness is incurred at the time of, or not later than one hundred twenty (120) days after, the acquisition of the property so financed and (z) such Indebtedness does not exceed the purchase price of the property so financed and (B) the aggregate amount of such Indebtedness outstanding at any time does not exceed ten percent (10%) of Borrower's Tangible Net Worth on the last day of the immediately preceding fiscal year;

                      (viii) Indebtedness of Borrower and its Subsidiaries under initial or successive refinancings of any Indebtedness permitted by clause (ii) or (vii) above, provided that (A) the principal amount of any such refinancing does not exceed the principal amount of the Indebtedness being refinanced (except to the extent any excess is otherwise permitted by another clause of this Subparagraph 5.02(a)) and (B) the material terms and provisions of any such refinancing (including maturity, redemption, prepayment, default and subordination provisions) are no less favorable to Lenders than the Indebtedness being refinanced;

                      (ix) Indebtedness of Borrower and its Subsidiaries with
               respect to surety, appeal, indemnity, performance or other similar bonds in the ordinary course of business;

                      (x) Indebtedness of Borrower and its Subsidiaries to and
               among each other;

                      (xi) Indebtedness of any Subsidiary acquired by Borrower
               or any of its Subsidiaries after the date of this Agreement pursuant to Subparagraph 5.02(d), provided that (A) such Indebtedness exists at the time such Subsidiary is so acquired and (B) such Indebtedness was not created in contemplation of such acquisition;

                      (xii) Indebtedness of Borrower under a "synthetic" lease
               of the property located at 2240 Ringwood Avenue, San Jose, CA 95131, provided that the aggregate principal amount of such Indebtedness outstanding at any time does not exceed $10,000,000;

                      (xiii) Subordinated Indebtedness of Borrower, provided
               that the aggregate principal amount of such Indebtedness outstanding at any time does not exceed $250,000,000; and

                      (xiv) Other Indebtedness of Borrower and its Subsidiaries,
               provided that the aggregate amount of such other Indebtedness outstanding at any time does not exceed ten percent (10%) of Borrower's Tangible Net Worth on the last day of the immediately preceding fiscal year.

               (b) Liens. Neither Borrower nor any of its Subsidiaries shall create, incur, assume or permit to exist any Lien on or with respect to any of its assets or property of any character, whether now owned or hereafter acquired, except for the following ("Permitted Liens"):

                      (i) Liens in favor of any Lender Party created by the
               Credit Documents and securing the Obligations;

                      (ii) Liens listed in Schedule 5.02(b) of the Disclosure
               Letter and existing on the date of this Agreement;

                      (iii) Liens for taxes or other Governmental Charges not at the time delinquent or thereafter payable without penalty or being contested in good faith, provided that adequate reserves for the payment thereof have been established in accordance with GAAP;

                      (iv) Liens of carriers, warehousemen, mechanics,
               materialmen, vendors, and landlords and other similar Liens imposed by law incurred in the ordinary course of business for sums not overdue or being contested in good faith, provided that adequate reserves for the payment thereof have been established in accordance with GAAP;

                      (v) (A) Deposits under workers' compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business and (B) Liens on equipment under operating leases entered into in the ordinary course of business;

                      (vi) Zoning restrictions, easements, rights-of-way, title
               irregularities and other similar encumbrances, which alone or in the aggregate are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

                      (vii) Banker's Liens and similar Liens (including set-off
               rights) in respect of bank deposits or brokerage accounts;

                      (viii) Liens on any property or assets acquired, or on the property or assets of any Persons acquired, by Borrower or any of its Subsidiaries after the date of this Agreement pursuant to Subparagraph 5.02(d), provided that (A) such Liens exist at the time such property or assets or such Persons are so acquired and (B) such Liens were not created in contemplation of such acquisitions;

                      (ix) Judgement Liens, provided that such Liens do not
               constitute an Event of Default under Subparagraph 5.01(h) of the Lease Agreement;

                      (x) Liens in favor of customs and revenue authorities
               arising as a matter of law to secure payment of customs duties and in connection with the importation of goods in the ordinary course of Borrower's and its Subsidiaries' businesses;

                      (xi) Liens securing Indebtedness which constitutes
               Permitted Indebtedness under clause (vii) of Subparagraph 5.02(a) provided that, in each case, such Lien (A) covers only those assets, the acquisition of which was financed by such Permitted Indebtedness, and (B) secures only such Permitted Indebtedness;

                      (xii) Liens on the property or assets of any Subsidiary of
               Borrower in favor of Borrower or any other Subsidiary of Borrower;

                      (xiii) Liens incurred in connection with the extension,
               renewal or refinancing of the Indebtedness secured by the Liens described in clause (ii) or (xii) above, provided that any extension, renewal or replacement Lien (A) is limited to the property covered by the existing Lien and (B) secures Indebtedness which is no greater in amount and has material terms no less favorable to the Lenders than the Indebtedness secured by the existing Lien;

                      (xiv) Liens in the property that is the subject of the
               "synthetic" lease referred in clause (xi) of Subparagraph 5.02(a) and in any related property; and

                      (xv) Other Liens, provided that the aggregate amount of
               the Indebtedness secured by such other Liens does not exceed at any time five percent (5%) of Borrower's Tangible Net Worth on the last day of the immediately preceding fiscal year.

               (c) Asset Dispositions. Neither Borrower nor any of its Material Subsidiaries shall sell, lease, transfer or otherwise dispose of all or any part of its assets or property, whether now owned or hereafter acquired, except for the following:

                      (i) Sales of inventory by Borrower and its Subsidiaries in the ordinary course of their businesses;

                      (ii) Sales or other dispositions of surplus, damaged, worn or obsolete equipment or inventory in the ordinary course of their businesses;

                      (iii) Sales or other dispositions of Investments permitted by clause (i) of Subparagraph 5.02(e) for not less than fair market value;

                      (iv) Sales or assignments of defaulted receivables to a
               collection agency in the ordinary course of business;

                      (v) Sales (including, without limitation, sales to ABN
               AMRO in its individual capacity) for cash of Accounts if such sales are on a non-recourse basis and at a discount not exceeding fifteen percent (15%) of the face amount of such Account; provided, however, that the aggregate amount of Accounts which can be so transferred in any fiscal quarter of Borrower shall not exceed the lesser of Twenty-Five Million Dollars ($25,000,000) and twenty percent (20%) of the gross amount of all Accounts created during the immediately preceding fiscal quarter;

                      (vi) Sales of the capital stock of any non-Material
               Subsidiary;

                      (vii) Sales of the property that is the subject of the
               "synthetic" lease referred in clause (xi) of Subparagraph 5.02(a) and in any related property;

                      (viii) Sales or other dispositions of assets or property
               in connection with mergers and acquisitions permitted under clause (i) of Subparagraph 5.02(d);

                      (ix) Licenses by Borrower or its Subsidiaries of its
               patents, copyrights, trademarks, trade names and service marks in the ordinary course of its business provided that, in each case, the terms of the transaction are terms which then would prevail in the market for similar transactions between unaffiliated parties dealing at arm's length;

                      (x) Sales or other dispositions of assets and property by
               Borrower to any of Borrower's Subsidiaries or by any of Borrower's Subsidiaries to Borrower or any of its other Subsidiaries, provided that unless such Subsidiary is not a Material Subsidiary or any other Subsidiary in which seventy-five percent (75%) or more of the equity interest in such Subsidiary is owned by Borrower or a Material Subsidiary, the terms of any such sales or other dispositions by or to Borrower are terms which are no less favorable to Borrower then would prevail in the market for similar transactions between unaffiliated parties dealing at arm's length; and

                      (xi) Other sales, leases, transfers and disposals of
               assets and property, provided that (A) no Default has occurred and is continuing on the date of, or will result after giving effect to, any such sale, lease, transfer or disposal and (B) the aggregate book value of all such assets and property so sold, leased, transferred or otherwise disposed of in any fiscal year does not exceed five percent (5%) of Borrower's Tangible Net Worth on the last day of the immediately preceding fiscal year.

               (d) Mergers, Acquisitions, Etc. Neither Borrower nor any of its Subsidiaries shall consolidate with or merge into any other Person or permit any other Person to merge into it, acquire any Person as a new Subsidiary or acquire all or substantially all of the assets of any other Person, except for the following:

                      (i) Borrower and its Subsidiaries may merge with each
               other, provided that (A) in any such merger involving Borrower, Borrower is the surviving corporation and (B) no Default has occurred and is continuing on the date of, or will result after giving effect to, any such merger; and

                      (ii) Other acquisitions of any Person as a new Subsidiary
               or of all or substantially all of the assets of any other Person, provided that:

                             (A) No Default has occurred and is continuing on
                      the date of, or will result after giving effect to, any such acquisition; and

                             (B) The aggregate consideration paid by Borrower
                      and its Subsidiaries for all such acquisitions during the period from the date of this Agreement through the Maturity Date does not exceed (1) $50,000,000 in either cash or seller-financed Indebtedness or (2) $100,000,000 in Equity Securities of Borrower and its Subsidiaries (calculated as of the date such consideration is paid).

               (e) Investments. Neither Borrower nor any of its Subsidiaries shall make any Investment except for Investments in the following:

                      (i) Investments permitted by the investment policy of
               Borrower set forth in Schedule 5.02(e) or, if any changes to the investment policy of Borrower are hereafter duly approved by the Board of Directors of Borrower, in any subsequent investment policy which is the most recent investment policy delivered by Borrower to Agent with a certificate of Borrower's chief financial officer to the effect that such investment policy has been duly approved by Borrower's Board of Directors and is then in effect;

                      (ii) Investments received by Borrower and its Subsidiaries in connection with the bankruptcy or reorganization of customers and suppliers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                      (iii) Investments by Borrower and its consolidated
               Subsidiaries in each other;

                      (iv) Investments consisting of loans to employees and
               officers for travel, relocation and other similar expenses incurred in the ordinary course of business;

                      (v) Investments by Borrower and its Subsidiaries in
               interest rate protection, currency swap and other Rate Contracts, provided that all such arrangements are entered into in connection with bona fide hedging operations and not for speculation;

                      (vi)   Deposit accounts;

                      (vii) Endorsements of negotiable instruments in the
               ordinary course of business;

                      (viii) Investments permitted by Subparagraph 5.02(d);

                      (ix) Loans, advances or other extensions of credit to
               suppliers in the ordinary course of Borrower's or such Subsidiary's business as presently conducted which do not exceed in the aggregate Seven Million Five Hundred Thousand Dollars ($7,500,000) at any time outstanding; and

                      (x) Other Investments, provided that:

                             (A) No Default has occurred and is continuing on
                      the date of, or will result after giving effect to, any such Investment; and

                             (B) The aggregate consideration paid by Borrower
                      and its Subsidiaries for all such Investments in any fiscal year does not exceed $20,000,000.

               (f) Dividends, Redemptions, Etc. Neither Borrower nor any of its Subsidiaries shall pay any dividends or make any distributions on its Equity Securities; purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Securities; return any capital to any holder of its Equity Securities as such; make any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities as such; or set apart any sum for any such purpose; except as follows:

                      (i) Either Borrower or any of its Subsidiaries may pay
               dividends on its capital stock payable solely in such Person's own capital stock;

                      (ii) Any Subsidiary of Borrower may pay dividends to
               Borrower; and

                      (iii) Borrower may repurchase or redeem its capital stock
               for cash, provided that, in each case, no Default has occurred and is continuing on the date of, or will result after giving effect to, any such payment, repurchase or redemption.

               (g) Change in Business. Neither Borrower nor any of its Subsidiaries shall engage in any business other than the designing, manufacturing, assembling, marketing, licensing and distributing, of semiconductor capital equipment, optical or related equipment or devices or components thereof, and related activities.

               (h) Employee Benefit Plans. Neither Borrower nor any ERISA Affiliate shall (A) adopt or institute any Employee Benefit Plan that is an employee pension benefit plan within the meaning of Section 3(2) of ERISA, (B) take any action which will result in the partial or complete withdrawal, within the meanings of sections 4203 and 4205 of ERISA, from a Multiemployer Plan, (C) engage or permit any Person to engage in any transaction prohibited by section 406 of ERISA or section 4975 of the IRC involving any Employee Benefit Plan or Multiemployer Plan which would subject Borrower or any ERISA Affiliate to any tax, penalty or other liability including a liability to indemnify, (D) incur or allow to exist any accumulated funding deficiency (within the meaning of section 412 of the IRC or section 302 of ERISA), (E) fail to make full payment when due of all amounts due as contributions to any Employee Benefit Plan or Multiemployer Plan, (F) fail to comply with the requirements of section 4980B of the IRC or Part 6 of Title I(B) of ERISA, or (G) adopt any amendment to any Employee Benefit Plan which would require the posting of security pursuant to section 401(a)(29) of the IRC, where singly or cumulatively, the above would be reasonably likely to have a Material Adverse Effect.

               (i) Transactions With Affiliates. Neither Borrower nor any of its Subsidiaries shall enter into any Contractual Obligation with any Affiliate (other than Borrower or one of its Subsidiaries) or engage in any other transaction with any such Affiliate except upon terms at least as favorable to Borrower or such Subsidiary as an arms-length transaction with unaffiliated Persons.

               (j) Accounting Changes. Neither Borrower nor any of its Subsidiaries shall (i) change its fiscal year (currently October 1 through September 30) or (ii) except as required by GAAP, change its accounting practices in any manner which would affect Borrower's compliance with Paragraph 5.03.

        5.03. Financial Covenants. Until the termination of this Agreement and the satisfaction in full by Borrower of all Obligations, Borrower will comply, and will cause compliance, with the following financial covenants, unless Required Lenders shall otherwise consent in writing:

               (a) Quick Ratio. Borrower shall not permit its Quick Ratio on the last day of any fiscal quarter to be less than 1.00.

               (b) Fixed Charge Coverage Ratio. Borrower shall not permit its Fixed Charge Coverage Ratio for any period set forth below to be less than the ratio set forth opposite such period below:

               The quarter ending on
                      March 31, 1999                      1.50;

               The consecutive two-quarter
                      period ending on
                      June 30, 1999                       2.00;

               The consecutive three-quarter



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

               period ending on
                      September 30, 1999                  2.50;

               The consecutive four-quarter period
                      ending on December 31, 1999 and
                      each consecutive four-quarter
                      period ending on the last
                      day of each quarter thereafter      3.50.

               (c) Leverage Ratio. Borrower shall not permit its Leverage Ratio on the last day of any fiscal quarter to be greater than 0.25.

               (d) Tangible Net Worth. Borrower shall not permit its Tangible Net Worth on the last day of any fiscal quarter (such date to be referred to in this Subparagraph 5.03(d) as a "determination date") which occurs after September 28, 1997 (such date to be referred to in this Subparagraph 5.03(d) as the "base date") to be less than the sum on such determination date of the following:

                      (i) Ninety percent (90%) of the Tangible Net Worth of
               Borrower and its Subsidiaries on the base date;

                                             plus

                      (ii) Eighty percent (80%) of the sum of Borrower's
               consolidated quarterly net income (ignoring any quarterly losses) for each fiscal quarter after the base date through and including the fiscal quarter ending on the determination date;

                                             plus

                      (iii) Seventy-five percent (75%) of the Net Proceeds of
               all Equity Securities issued by Borrower and its Subsidiaries (to Persons other than Borrower or its Subsidiaries) during the period commencing on the base date and ending on the determination date;

                                             plus

                      (iv) Seventy-five percent (75%) of the principal amount of all debt securities of Borrower and its Subsidiaries converted into Equity Securities of Borrower and its Subsidiaries during the period commencing on the base date and ending on the determination date.

               (e) Profitability.

                      (i) During the period April 1 - December 31, 1998,
               Borrower shall not permit (A) its Adjusted Net Income for any quarter to be a loss exceeding $(20,000,000) or (B) the sum of all such quarterly losses (excluding any quarterly profits) to exceed $(30,000,000).

                      (ii) During the period January 1 - September 30, 1999,
               Borrower shall not permit the sum of all quarterly losses based upon its Adjusted Net Income (excluding any quarterly profits) to exceed $(5,000,000).

                      (iii) Thereafter, Borrower shall not permit (A) its
               Adjusted Net Income for any quarter to be a loss exceeding $(10,000,000), (B) its Adjusted Net Income to be a loss in more than two quarters in any consecutive four-quarter period (commencing with the consecutive four-quarter period ending on December 31, 1999) or (C) its Adjusted Net Income for any consecutive four-quarter period (commencing with the consecutive four-quarter period ending on December 31, 1999) to be a loss.


SECTION VI.    DEFAULT.

        6.01. Events of Default. The occurrence or existence of any one or more of the following shall constitute an "Event of Default" hereunder:

               (a) Non-Payment. Borrower shall fail to pay within five (5) Business Days of when due any principal, interest, fees or other amount payable under the terms of this Agreement or any of the other Credit Documents; or

               (b) Specific Defaults. Borrower or any of its Subsidiary shall fail to observe or perform any covenant, obligation, condition or agreement set forth in Paragraph 5.02 (other than Subparagraph 5.02(i))or Paragraph 5.03; or

               (c) Other Defaults. Borrower or any of its Subsidiaries shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Agreement or the other Credit Documents and such failure shall continue for thirty (30) days after the earlier of
        (i) Borrower's written acknowledgement of such failure and (ii) Agent's or any Lender's written notice to Borrower of such failure; or

               (d) Representations and Warranties. Any representation, warranty, certificate, information or other statement (financial or otherwise) made or furnished by or on behalf of Borrower or any of its Subsidiaries to any Lender Party in or in connection with this Agreement or any of the other Credit Documents, or as an inducement to Agent or any Lender to enter into this Agreement, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished and Borrower shall not have cured the facts or circumstances causing such representation, warranty, certificate or other statement to be false, incorrect, incomplete or misleading not later than thirty days (30) days after the earlier of (i) Borrower's written acknowledgement thereof and (ii) Agent's or any Lender's written notice to Borrower thereof; or

               (e) Cross-Default. (i) Borrower or any of its Subsidiaries shall fail to make any payment on account of any Indebtedness of such Person (other than the Obligations) when due (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and such failure shall continue beyond any period of grace provided with respect thereto, if the amount of such Indebtedness exceeds $2,000,000 or the effect of such failure is to cause, or permit the holder or holders thereof to cause, Indebtedness of Borrower and its Subsidiaries (other than the Obligations) in an aggregate amount exceeding $2,000,000 to become due or payable (whether at scheduled maturity, by required prepayment or redemption, upon acceleration or otherwise) and/or to be secured by cash collateral or (ii) Borrower or any of its Subsidiaries shall otherwise fail to observe or perform any agreement, term or condition contained in any agreement or instrument relating to any Indebtedness of such Person (other than the Obligations), or any other event shall occur or condition shall exist, if the effect of such failure, event or condition is to cause, or permit the holder or holders thereof to cause, Indebtedness of Borrower and its Subsidiaries (other than the Obligations) in an aggregate amount exceeding $2,000,000 to become due or payable (whether at scheduled maturity, by required prepayment or redemption, upon acceleration or otherwise) and/or to be secured by cash collateral; or

               (f) Insolvency, Voluntary Proceedings. Borrower or any of its Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute),
        (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

               (g) Involuntary Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Borrower or any of its Subsidiaries or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Borrower or any of its Subsidiaries or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or

               (h) Judgments. (i) One or more judgments, orders, decrees or arbitration awards requiring Borrower and/or its Subsidiaries to pay an aggregate amount of $2,000,000 or more (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of Borrower and otherwise satisfying the requirements set forth in Subparagraph 5.01(d)) shall be rendered against Borrower and/or any of its Subsidiaries in connection with any single or related series of transactions, incidents or circumstances and the same shall not be satisfied, vacated or stayed for a period of forty (40) consecutive days; (ii) any judgment, writ, assessment, warrant of attachment, tax lien or execution or similar process shall be issued or levied against a substantial part of the property of Borrower or any of its Subsidiaries and the same shall not be released, stayed, vacated or otherwise dismissed within fifteen (15) days after issue or levy; or (iii) any other judgments, orders, decrees, arbitration awards, writs, assessments, warrants of attachment, tax liens or executions or similar processes which, alone or in the aggregate, are reasonably likely to have a Material Adverse Effect are rendered, issued or levied; or

               (i) Credit Documents. Any Credit Document or any material term thereof shall cease to be, or be asserted by Borrower or any of its Subsidiaries not to be, a legal, valid and binding obligation of Borrower or any of its Subsidiaries enforceable in accordance with its terms; or

               (j) ERISA. Any Reportable Event which constitutes grounds for the termination of any Employee Benefit Plan by the PBGC or for the appointment of a trustee by the PBGC to administer any Employee Benefit Plan shall occur, or any Employee Benefit Plan shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by the PBGC to administer any Employee Benefit Plan; or

               (k) Change of Control. Any Change of Control shall occur; or

               (l) Material Adverse Effect. Any event(s) or condition(s) which is (are) reasonably likely to have a Material Adverse Effect shall occur or exist.

     6.02. Remedies. At any time after the occurrence and during the continuance of any Event of Default (other than an Event of Default referred to in Subparagraph 6.01(f) or 6.01(g)), Agent may, with the consent of the Required Lenders, or shall, upon instructions from the Required Lenders, by written notice to Borrower, (a) terminate the Commitments and the obligations of the Lenders and Issuing Bank to make Loans and issue Letters of Credit, (b) declare all outstanding Obligations payable by Borrower to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding, and/or (c) direct Borrower to deliver to Agent funds in an amount equal to the aggregate stated amount of all outstanding Letters of Credit. Upon the occurrence or existence of any Event of Default described in Subparagraph 6.01(f) or 6.01(g), immediately and without notice,
(1) the Commitments and the obligations of the Lenders to make Loans shall automatically terminate and (2) all outstanding Obligations payable by Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. Borrower immediately shall deliver to Agent all funds directed by Agent pursuant to clause (c) above, and Agent shall hold such funds in a non-interest bearing account as collateral for the Obligations. Borrower hereby grants to Agent, for the benefit of Agent and the Lenders, a security interest in such funds and such account. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Agent may exercise any other right, power or remedy available to it under any of the Credit Documents or otherwise by law, either by suit in equity or by action at law, or both.


SECTION VII.    THE AGENT AND RELATIONS AMONG LENDERS.

     7.01. Appointment, Powers and Immunities. Each Lender hereby appoints and authorizes Agent to act as its agent hereunder and under the other Credit Documents with such powers as are expressly delegated to Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in any other Credit Document, be a trustee for any Lender or have any fiduciary duty to any Lender. Notwithstanding anything to the contrary contained herein Agent shall not be required to take any action which is contrary to this Agreement or any other Credit Document or any applicable Governmental Rule. Neither Agent nor any Lender shall be responsible to any other Lender for any recitals, statements, representations or warranties made by Borrower or any of its Subsidiaries contained in this Agreement or in any other Credit Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure by Borrower or any of its Subsidiaries to perform their respective obligations hereunder or thereunder. Agent may employ agents and attorneys-in-fact and shall not be responsible to any Lender for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Agent nor any of its directors, officers, employees, agents or advisors shall be responsible to any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Credit Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. Except as otherwise provided under this Agreement, Agent shall take such action with respect to the Credit Documents as shall be directed by the Required Lenders.

     7.02. Reliance by Agent. Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, facsimile or telex) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent with reasonable care. As to any other matters not expressly provided for by this Agreement, Agent shall not be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Required Lenders and shall in all cases be fully protected by Lenders in acting, or in refraining from acting, hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of Lenders.

     7.03. Defaults. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default unless Agent has received a written notice from a Lender or Borrower, referring to this Agreement, describing such Default and stating that such notice is a "Notice of Default". If Agent receives such a notice of the occurrence of a Default, Agent shall give prompt notice thereof to Lenders. Agent shall take such action with respect to such Default as shall be reasonably directed by the Required Lenders; provided, however, that until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of Lenders.

     7.04. Indemnification. Without limiting the Obligations of Borrower hereunder, each Lender agrees to indemnify Agent, ratably in accordance with their Proportionate Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof; provided, however, that no Lender shall be liable for any of the foregoing to the extent they arise from Agent's gross negligence or willful misconduct. Agent shall be fully justified in refusing to take or in continuing to take any action hereunder unless it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The obligations of each Lender under this Paragraph 7.04 shall survive the payment and performance of the Obligations, the termination of this Agreement and any Lender ceasing to be a party to this Agreement (with respect to events which occurred prior to the time such Lender ceased to be a Lender hereunder).

     7.05. Non-Reliance. Each Lender represents that it has, independently and without reliance on Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of the business, prospects, management, financial condition and affairs of Borrower and the Subsidiaries and its own decision to enter into this Agreement and agrees that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement. Neither Agent nor any of its affiliates nor any of their respective directors, officers, employees, agents or advisors shall (a) be required to keep any Lender informed as to the performance or observance by Borrower or any of its Subsidiaries of the obligations under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of Borrower or any of its Subsidiaries; (b) have any duty or responsibility to provide any Lender with any credit or other information concerning Borrower or any of its Subsidiaries which may come into the possession of Agent, except for notices, reports and other documents and information expressly required to be furnished to Lenders by Agent hereunder; or
(c) be responsible to any Lender for (i) any recital, statement, representation or warranty made by Borrower or any officer, employee or agent of Borrower in this Agreement or in any of the other Credit Documents, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Credit Document, (iii) the value or sufficiency of any collateral or the validity or perfection of any of the liens or security interests intended to be created by the Credit Documents, or (iv) any failure by Borrower to perform its obligations under this Agreement or any other Credit Document.

     7.06. Resignation or Removal of Agent. Agent may resign at any time by giving thirty (30) days prior written notice thereof to Borrower and Lenders, and Agent may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent, which Agent, if not a Lender, shall be reasonably acceptable to Borrower; provided, however, that Borrower shall have no right to approve a successor Agent if a Default has occurred and is continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from the duties and obligations thereafter arising hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     7.07. Authorization. Agent is hereby authorized by Lenders to execute, deliver and perform, each of the Credit Documents to which Agent is or is intended to be a party and each Lender agrees to be bound by all of the agreements of Agent contained in the Credit Documents.

     7.08. Agent in its Individual Capacity. Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of banking or other business with Borrower and its Subsidiaries and affiliates as though Agent were not Agent hereunder. With respect to Loans, if any, made by Agent in its capacity as a Lender, Agent in its capacity as a Lender shall have the same rights and powers under this Agreement and the other Credit Documents as any other Lender and may exercise the same as though it were not Agent, and the terms "Lender" or "Lenders" shall include Agent in its capacity as a Lender.


SECTION VIII.    MISCELLANEOUS.

     8.01. Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Borrower or any Lender Party Agent under this Agreement or the other Credit Documents shall be in writing and faxed, mailed or delivered, if to Borrower, Issuing Bank or Agent, at its respective facsimile number or address set forth below or, if to any Lender, at the address or facsimile number specified beneath the heading "Address for Notices" under the name of such Lender in Part B of Schedule I (or to such other facsimile number or address for any party as indicated in any notice given by that party to the other parties). All such notices and communications shall be effective (a) when sent by an overnight courier service of recognized standing, on the second Business Day following the deposit with such service; (b) when mailed, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt; provided, however, that any notice delivered to Agent under Section II shall not be effective until received by Agent.

        Agent and
        Issuing Bank:        ABN AMRO Bank N.V.
                             Capital Markets-Syndications Group
                             1325 Avenue of the Americas, 9th Floor
                             New York, NY  10019
                             Attn:  Linda Boardman
                             Tel. No: (212) 314-1724
                             Fax. No: (212) 314-1709

                             With a copy to:

                             ABN AMRO Bank N.V.
                             101 California Street, Suite 4550
                             San Francisco, CA  94111-5812
                             Attn: Robin Yim
                             Tel. No: (415) 984-3712
                             Fax. No: (415) 362-3524

               Borrower:     Silicon Valley Group, Inc.
                             101 Metro Drive, Suite 400
                             San Jose, CA 95110
                             Attn: Chief Financial Officer
                             Tel. No: (408) 434-0500
                             Fax. No: (408) 434-0216

Each Notice of Borrowing, Notice of Conversion, Notice of Interest Period Selection and LC Application shall be given by Borrower to Agent's office located at the address referred to above during Agent's normal business hours; provided, however, that any such notice received by Agent after 11:00 a.m. on any Business Day shall be deemed received by Agent on the next Business Day. In any case where this Agreement authorizes notices, requests, demands or other communications by Borrower to any Lender Party to be made by telephone or facsimile, any Lender Party may conclusively presume that anyone purporting to be a person designated in any incumbency certificate or other similar document received by Agent or a Lender is such a person.

     8.02. Expenses. Borrower shall pay on demand, whether or not any Loan is made hereunder, (a) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Agent in connection with the syndication of the facilities provided hereunder, the preparation, negotiation, execution and delivery of, and the exercise of its duties under, this Agreement and the other Credit Documents, and the preparation, negotiation, execution and delivery of amendments and waivers hereunder and thereunder and (b) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by and Lender Parties in the enforcement or attempted enforcement of any of the Obligations or in preserving any of the Lender Parties' rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any "workout" or restructuring affecting the Credit Documents or the Obligations or any bankruptcy or similar proceeding involving Borrower or any of its Subsidiaries). As used herein, the term "reasonable attorneys' fees and expenses" shall include, without limitation, allocable costs and expenses of Lender Parties' in-house legal counsel and staff. The obligations of Borrower under this Paragraph 8.02 shall survive the payment and performance of the Obligations and the termination of this Agreement.

     8.03. Indemnification. To the fullest extent permitted by law, Borrower agrees to protect, indemnify, defend and hold harmless Lender Parties and their Affiliates and their respective directors, officers, employees, agents and advisors ("Indemnitees") from and against any and all liabilities, losses, damages or expenses of any kind or nature and from any suits, claims or demands (including in respect of or for reasonable attorney's fees and other expenses) arising on account of or in connection with any matter or thing or action or failure to act by Indemnitees, or any of them, arising out of or relating to the Credit Documents or any transaction contemplated thereby, including without limitation any use by Borrower of any proceeds of the Loans or any Letter of Credit, except to the extent such liability arises from the willful misconduct or gross negligence of such Indemnitee. Upon receiving knowledge of any suit, claim or demand asserted by a third party that any Lender Party believes is covered by this indemnity, such Lender Party shall give Borrower notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel reasonably satisfactory to such Lender Party; provided, however, that Borrower shall not be responsible for the costs and expenses of more than one such counsel (other than any local counsel and special counsel) in any such action. Agent or such Lender may also require Borrower to defend the matter. Any failure or delay of any Lender Party to notify Borrower of any such suit, claim or demand shall not relieve Borrower of its obligations under this Paragraph 8.03 but shall reduce such obligations to the extent of any increase in those obligations caused solely by any such failure or delay which is unreasonable. The obligations of Borrower under this Paragraph 8.03 shall survive the payment and performance of the Obligations and the termination of this Agreement.

     8.04. Waivers; Amendments. Any term, covenant, agreement or condition of this Agreement or any other Credit Document may be amended or waived, and any consent under this Agreement or any other Credit Document may be given, if such amendment, waiver or consent is in writing and is signed by Borrower and the Required Lenders (or Agent on behalf of the Required Lenders with the written approval of the Required Lenders); provided, however that:

               (a) Any amendment, waiver or consent which would (i) increase the Total Commitment, (ii) extend the Maturity Date, (iii) reduce the principal of or interest on any Loan or any fees or other amounts payable for the account of Lenders hereunder, (iv) extend any scheduled principal, interest or fee payment date, (v) amend this Paragraph 8.04, or (vi) amend the definition of Required Lenders, must be in writing and signed or approved in writing by all Lenders;

               (b) Any amendment, waiver or consent which increases or decreases the Commitment of any Lender must be in writing and signed by such Lender;

               (c) Any amendment, waiver or consent which affects the rights or obligations of Agent must be in writing and signed by Agent; and

               (d) Any amendment, waiver or consent which increases the LC Commitment or otherwise affects the rights or obligations of Issuing Bank must be signed by Issuing Bank.

No failure or delay by any Lender Party in exercising any right under this Agreement or any other Credit Document shall operate as a waiver thereof or of any other right hereunder or thereunder nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right hereunder or thereunder. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

     8.05. Successors and Assigns.

               (a) Binding Effect. This Agreement and the other Credit Documents shall be binding upon and inure to the benefit of Borrower, Lenders, Agent, all future holders of the Notes and their respective successors and permitted assigns, except that Borrower may not assign or transfer any of its rights or obligations under any Credit Document without the prior written consent of Agent and each Lender.

               (b) Participations. Any Lender may at any time sell to one or more banks or other financial institutions ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under this Agreement and the other Credit Documents; provided, however, that no Lender may sell a participating interest in its Loans or Commitment in a principal amount of less than five million Dollars ($5,000,000). In the event of any such sale by a Lender of participating interests, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of its Notes for all purposes under this Agreement and Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any such sale is effected may require the selling Lender to obtain the consent of the Participant in order for such Lender to agree in writing to any amendment, waiver or consent of a type specified in clause (i), (ii), (iii) or (iv) of Subparagraph 8.04(a) but may not otherwise require the selling Lender to obtain the consent of such Participant to any other amendment, waiver or consent hereunder. Borrower also agrees that any Lender which has transferred any participating interest in its Commitment or Loans shall, notwithstanding any such transfer, be entitled to the full benefits accorded such Lender under Paragraph 2.10, Paragraph 2.11, and Paragraph 2.12, as if such Lender had not made such transfer.

               (c) Assignments. Any Lender may, at any time, sell and assign to any Lender or any Eligible Assignee (individually, an "Assignee Lender") all or a portion of its rights and obligations under this Agreement and the other Credit Documents (such a sale and assignment to be referred to herein as an "Assignment") pursuant to an assignment agreement in the form of Exhibit F (an "Assignment Agreement"), executed by each Assignee Lender and such assignor Lender (an "Assignor Lender") and delivered to Agent for its acceptance and recording in the Register; provided, however, that:

                      (i) Without the written consent of Agent, Issuing Bank
               and, if no Default has occurred and is continuing, Borrower (which consent of Agent, Issuing Bank and Borrower shall not be unreasonably withheld), no Lender may make any Assignment to any Assignee Lender which is not, immediately prior to such Assignment, a Lender hereunder or an Affiliate thereof; or

                      (ii) Without the written consent of Agent and, if no
               Default has occurred and is continuing, Borrower (which consent of Agent and Borrower shall not be unreasonably withheld), no Lender may make any Assignment to any Assignee Lender if, after giving effect to such Assignment, the Commitment of such Lender or such Assignee Lender would be less than Five Million Dollars ($5,000,000) (except that a Lender may make an Assignment which reduces its Commitment to zero without the written consent of Borrower and Agent) ; or

                      (iii) Without the written consent of Agent and, if no
               Default has occurred and is continuing, Borrower (which consent of Agent and Borrower shall not be unreasonably withheld), no Lender may make any Assignment which does not assign and delegate an equal pro rata interest in such Lender's Loans, Commitment and all other rights, duties and obligations of such Lender under this Agreement and the other Credit Documents.

        Upon such execution, delivery, acceptance and recording of each Assignment Agreement, from and after the Assignment Effective Date determined pursuant to such Assignment Agreement, (A) each Assignee Lender thereunder shall be a Lender hereunder with a Commitment as set forth on Attachment 1 to such Assignment Agreement (under the caption "Commitment After Assignment") and shall have the rights, duties and obligations of such a Lender under this Agreement and the other Credit Documents, and (B) the Assignor Lender thereunder shall be a Lender with a Commitment as set forth on Attachment 1 to such Assignment Agreement (under the caption "Commitment After Assignment"), or, if the Commitment of the Assignor Lender has been reduced to $0, the Assignor Lender shall cease to be a Lender and to have any obligation to make any Loan; provided, however, that any such Assignor Lender which ceases to be a Lender shall continue to be entitled to the benefits of any provision of this Agreement which by its terms survives the termination of this Agreement. Each Assignment Agreement shall be deemed to amend Schedule I to the extent, and only to the extent, necessary to reflect the addition of each Assignee Lender, the deletion of each Assignor Lender which reduces its Commitment to $0 and the resulting adjustment of Commitments arising from the purchase by each Assignee Lender of all or a portion of the rights and obligations of an Assignor Lender under this Agreement and the other Credit Documents. On or prior to the Assignment Effective Date determined pursuant to each Assignment Agreement, Borrower, at its own expense, shall execute and deliver to Agent, in exchange for the surrendered Note, if any, of the Assignor Lender thereunder, a new Note to the order of each Assignee Lender thereunder that requests such a note (with each new Note to be in an amount equal to the Commitment assumed by such Assignee Lender) and, if the Assignor Lender is continuing as a Lender hereunder, a new Note to the order of the Assignor Lender if so requested by such Assignor Lender (with the new Note to be in an amount equal to the Commitment retained by it). Each such new Note shall be dated the Closing Date and shall otherwise be in the form of the Note replaced thereby. The Note surrendered by the Assignor Lender shall be returned by Agent to Borrower marked "replaced". Each Assignee Lender which was not previously a Lender hereunder and which is not incorporated under the laws of the United States of America or a state thereof shall, within three (3) Business Days of becoming a Lender, deliver to Borrower and Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or successor applicable form), as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes.

               (d) Register. Agent shall maintain at its address referred to in Paragraph 8.01 a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of Lenders and the Commitments and Proportionate Shares of each Lender from time to time. The entries in the Register shall be conclusive in the absence of manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

               (e) Registration. Upon its receipt of an Assignment Agreement executed by an Assignor Lender and an Assignee Lender (and, to the extent required by Subparagraph 8.05(c), by Borrower and Agent) together with payment to Agent by Assignor Lender of a registration and processing fee of $3,000, Agent shall (i) promptly accept such Assignment Agreement and (ii) on the Assignment Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to Lenders and Borrower. Agent may, from time to time at its election, prepare and deliver to Lenders and Borrower a revised Schedule I reflecting the names, addresses and respective Commitments and Proportionate Shares of all Lenders then parties hereto.

               (f) Confidentiality. Subject to Paragraph 8.10, Agent and Lenders may disclose the Credit Documents and any financial or other information relating to Borrower or any Subsidiary to each other or to any potential Participant or Assignee Lender.

               (g) Pledges to Federal Reserve Banks. Notwithstanding any other provision of this Agreement, any Lender may at any time assign all or a portion of its rights under this Agreement and the other Credit Documents to a Federal Reserve Bank. No such assignment shall relieve the assigning Lender from its obligations under this Agreement and the other Credit Documents.

     8.06. Setoff . In addition to any rights and remedies of Lenders provided by law, each Lender shall have the right, with the prior consent of Agent but without prior notice to or consent of Borrower, any such notice and consent being expressly waived by Borrower to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default, to set-off and apply against the Obligations any amount owing from such Lender to Borrower. The aforesaid right of set-off may be exercised by such Lender against Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of Borrower or against anyone else claiming through or against Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off may not have been exercised by such Lender at any prior time. Each Lender agrees promptly to notify Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

     8.07. No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the parties hereto and their permitted successors and assigns hereunder, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

     8.08. Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

     8.09. Jury Trial. EACH OF BORROWER AND THE LENDER PARTIES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENT.

     8.10. Confidentiality. No Lender Party shall disclose to any Person any information with respect to Borrower or any of its Subsidiaries which is furnished pursuant to this Agreement or under the other Credit Documents, except that any Lender or Agent may disclose any such information (a) to its own directors, officers, employees, auditors, counsel and other advisors and to its Affiliates; (b) to any other Lender Party; (c) which is otherwise available to the public; (d) if required or appropriate in any report, statement or testimony submitted to any Governmental

Authority having or claiming to have jurisdiction over such Lender Party; (e) if required in response to any summons or subpoena; (f) in connection with any enforcement by any Lender Party of its rights under this Agreement or the other Credit Documents or any litigation among the parties relating to the Credit Documents or the transactions contemplated thereby; (g) to comply with any Requirement of Law applicable to such Lender Party; (h) to any Assignee Lender or Participant or any prospective Assignee Lender or Participant, provided that such Assignee Lender or Participant or prospective Assignee Lender or Participant agrees to be bound by this Paragraph 8.10; or (i) otherwise with the prior consent of Borrower; provided, however, that (i) any Lender Party served with any summons or subpoena demanding the disclosure of any such information shall use reasonable efforts to notify Borrower promptly of such summons or subpoena if not prohibited by any Requirement of Law and, if requested by Borrower and not disadvantageous to such Lender Party, to cooperate with Borrower in obtaining a protective order restricting such disclosure, and (ii) any disclosure made in violation of this Agreement shall not affect the obligations of Borrower and their Subsidiaries under this Agreement and the other Credit Documents.

     8.11. Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

                       [The first signature page follows.]

     IN WITNESS WHEREOF, Borrower, Lenders and Agent have caused this Agreement to be executed as of the day and year first above written.



BORROWER:                           SILICON VALLEY GROUP, INC.


                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________


AGENT:                              ABN AMRO BANK N.V.


                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________


LENDERS:                            ABN AMRO BANK N.V.


                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                    COMERICA BANK-CALIFORNIA


                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                    FLEET NATIONAL BANK


                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                    KEYBANK NATIONAL ASSOCIATION


                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                    WELLS FARGO BANK, N. A.


                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                   SCHEDULE I

                                     LENDERS

                                     PART A

                                   COMMITMENTS

                                                                               PROPORTIONATE
             LENDER                              COMMITMENT                         SHARE
             ------                              ----------                         -----
ABN AMRO Bank N.V.                              $50,000,000                     33.33333333%

Comerica Bank-California                        $30,000,000                     20.00000000%

Fleet National Bank                             $20,000,000                     13.33333333%

KeyBank National                                $25,000,000                     16.66666667%
Association

Wells Fargo Bank, N.A.                          $25,000,000                     16.66666667%

             TOTAL                             $150,000,000                     100.00000000%

                                     PART B

                                 ADDRESSES, ETC.

ABN AMRO BANK N.V.

Applicable Lending Office (Domestic and Euro-Dollar):

ABN AMRO Bank N.V.
San Francisco International Branch
101 California Street, Suite 4550
San Francisco, CA 94111


Address for Notices:

ABN AMRO Bank N.V.
San Francisco International Branch
101 California Street, Suite 4550
San Francisco, CA 94111
Attn: Robin Yim
Tel. No: (415) 984-3712
Fax No: (415) 362-3524

ABN AMRO North America, Inc.
Capital Markets-Syndications Group
1325 Avenue of the Americas, 9th Floor
New York, NY 10019
Attn: Linda Boardman
Tel. No: (212) 314-1724
Fax No: (212) 314-1709

Wiring Instructions:

ABN AMRO Bank N.V.
New York, New York
RT/ABA No.:  026009580
Account Name:  ABN AMRO San Francisco
Account No.:  6510010545-41
Reference:  Silicon Valley Group, Inc. Credit Agreement

COMERICA BANK - CALIFORNIA

Applicable Lending Office (Domestic and Euro-Dollar):

Comerica Bank - California
55 Almaden Blvd, Second Floor
San Jose, CA  95113


Address for Notices:

Comerica Bank - California
55 Almaden Blvd., Second Floor
San Jose, CA  95113
Attn: Alan Jepson
Tel. No: (408) 291-6628
Fax No:  (408) 271-4021


Wiring Instructions:

Comerica Bank - California
ABA No.:  121-137-522
Account Name:  Silicon Valley Group
Account No.:  21585-90010
Reference:  SVG Loan # 72-1389125-1

FLEET NATIONAL BANK

Applicable Lending Office (Domestic and Euro-Dollar):

Fleet National Bank
Mail Stop:  MAOFD07A
One Federal Street
Boston, MA  02110


Address for Notices:

Credit Contact:
Fleet National Bank
Mail Stop:  MAOFD07A
One Federal Street
Boston, MA  02110
Attn:  Matthew Glauninger
Tel. No: (617) 346-0029
Fax No: (617) 346-0151

Operations Contact:
Fleet National Bank
Mail Stop:  MAOFD07A
One Federal Street
Boston, MA  02110
Attn:  Scott Lauder
Tel. No: (617) 346-5424
Fax No: (617) 346-0151

Wiring Instructions:

Fleet National Bank
Boston, MA
ABA No.: 011000138
Account No.:  G/L: 1510351
Attn:  Matthew Glauninger/Scott Lauder
Reference:  Silicon Valley Group, Inc.

KEYBANK NATIONAL ASSOCIATION

Applicable Lending Office (Domestic and Euro-Dollar):

KeyBank National Association
700 Fifth Avenue, 46th Floor
Seattle, WA  98104



Address for Notices:

Credit Contact:
KeyBank National Association
700 Fifth Avenue, 46th Floor
Seattle, WA  98104
Attn: Mary Young
Tel. No: (206) 684-6085
Fax No: (206) 684-6035

Operations Contact:
KeyBank National Association
431 E. Parkcenter Blvd.
Boise, ID  83705
Attn:  Specialty Services Team
Tel. No: (800) 297-5518
Fax No: (800) 297-5495

Wiring Instructions:

KeyBank National Association
Seattle, WA
ABA No.:  125000574
Account No.:  01500163
Attn:  Speciality Services Team

WELLS FARGO BANK, N. A.

Applicable Lending Office (Domestic and Euro-Dollar):

Wells Fargo Bank, N.A.
Commercial Banking Service Center
Loan Accounting Department
201 Third Street, 8th Floor
San Francisco, CA  94163

Address for Notices:

Credit Contact:
Wells Fargo Bank, N.A.
121 Park Center Plaza, 3rd Floor
San Jose, CA  95113
Attn: Karen Barone
Tel. No: (408) 277-6351
Fax No: (408) 295-0639

Operations Contact:
Wells Fargo Bank, N.A.
Commercial Banking Service Center
Loan Accounting Department
201 Third Street, 8th Floor
San Francisco, CA  94163
Attn:  Nancy Geimer
Tel. No: (415) 979-0662
Fax No: (415) 512-1946

Wiring Instructions:

Wells Fargo Bank, N. A.
San Francisco, CA
ABA No.: 121-000-248
Credit GL Account No.:  2712-507201
Reference:  Silicon Valley Group, Inc.

                                   SCHEDULE II

                                  PRICING GRID



                                      APPLICABLE MARGIN                                 LC USAGE FEE RATE
                                      -----------------                                 -----------------

 SENIOR                                                           COMMIT-                              PERFOR-
  DEBT/          PRICING            BASE                            MENT            FINANCIAL           MANCE
 EBITDA           PERIOD            RATE           LIBOR            FEE              LETTERS           LETTERS
  RATIO           LEVEL            LOANS           LOANS            RATE            OF CREDIT         OF CREDIT
  -----          -------           -----           -----          -------           ---------         ---------
 <1.00*             1                0%           0.650%           0.225%            0.650%             0.325%
 -

 <1.00**            2                0%           0.750%           0.250%            0.750%             0.375%
 -

 >1.00,             3                0%           1.000%           0.350%            1.000%             0.500%
 <1.50

 >1.50,             4                0%           1.375%           0.375%            1.375%            0.6875%
 -
 <2.00

 >2.00              5                0%           1.500%           0.500%            1.500%             0.750%
 -


*      And EBITDA >$150,000,000
                  -

**     And EBITDA <$150,000,000

                                         EXPLANATION

1. The Applicable Margin for Base Rate Loans and LIBOR Loans, the Commitment Fee Rate, and the LC Usage Fee Rate for Financial Letters of Credit and Performance Letters of Credit will be set for each Pricing Period and will vary depending upon whether such period is a Level 1 Period, a Level 2 Period, a Level 3 Period, a Level 4 Period or a Level 5 Period.

2. The first Pricing Period, which commences on the date of this Agreement and ends on June 30, 1998, will be a Level 2 Period.

3. The second pricing period, which commences on July 1, 1998 and ends on September 30, 1998, will be a Level 1 Period, a Level 2 Period, a Level 3 Period, a Level 4 Period or a Level 5 Period depending upon Borrower's EBITDA and Senior Debt/EBITDA Ratio for the consecutive four-quarter period ending on March 30, 1998. (Borrower's EBITDA is a factor only in determining whether a Pricing Period will be a Level 1 Period or a Level 2 Period when Borrower's Senior Debt/EBITDA is < 1.00.)
                                                       -

4. Each Pricing Period thereafter will be a Level 1 Period, a Level 2 Period, a Level 3 Period, a Level 4 Period or a Level 5 Period depending upon Borrower's EBITDA and Senior Debt/EBITDA Ratio for the consecutive four-quarter period ending on the last day of the fiscal quarter ending one quarter prior to the first day of such Pricing Period.

        4. Examples:

               (a) Borrower's EBITDA and Senior Debt/EBITDA Ratio for the consecutive four-quarter period ending on September 30, 1998 are $160,000,000 and 0.90, respectively. The Pricing Period of January 1, 1999 through March 31, 1999 will be a Level 1 Period.

               (b) Borrower's EBITDA and Senior Debt/EBITDA Ratio for the consecutive four-quarter period ending on December 31, 1998 are $149,000,000 and 0.98, respectively. The Pricing Period of April 1, 1999 through June 30, 1999 will be a Level 2 Period.

               (c) Borrower's EBITDA and Senior Debt/EBITDA Ratio for the consecutive four-quarter period ending on March 31, 1999 are $160,000,000 and 1.35, respectively. The Pricing Period of July 1, 1999 through September 30, 1999 will be a Level 3 Period.

                                  SCHEDULE 3.01

                          INITIAL CONDITIONS PRECEDENT



A.       PRINCIPAL CREDIT DOCUMENTS.

               (1) The Credit Agreement, duly executed by Borrower, each Lender and each Agent; and

               (2) A Note payable to each Lender requesting such a note, each duly executed by Borrower;


B.      BORROWER CORPORATE DOCUMENTS.

               (1) The Certificate or Articles of Incorporation of Borrower, certified as of a recent date prior to the Closing Date by the Secretary of State (or comparable official) of its jurisdiction of incorporation;

               (2) A Certificate of Good Standing (or comparable certificate) for Borrower, certified as of a recent date prior to the Closing Date by the Secretary of State (or comparable official) of its jurisdiction of incorporation;

               (3) A certificate of the Secretary or an Assistant Secretary of Borrower, dated the Closing Date, certifying (a) that attached thereto is a true and correct copy of the Bylaws of Borrower as in effect on the Closing Date; (b) that attached thereto are true and correct copies of resolutions duly adopted by the Board of Directors of Borrower and continuing in effect, which authorize the execution, delivery and performance by Borrower of this Agreement and the other Credit Documents executed or to be executed by Borrower and the consummation of the transactions contemplated hereby and thereby; and (c) that there are no proceedings for the dissolution or liquidation of Borrower;

               (4) A certificate of the Secretary or an Assistant Secretary of Borrower, dated the Closing Date, certifying the incumbency, signatures and authority of the officers of Borrower authorized to execute, deliver and perform this Agreement, the other Credit Documents and all other documents, instruments or agreements related thereto executed or to be executed by Borrower; and

               (5) Certificates of Good Standing (or comparable certificates) for Borrower, certified as of a recent date prior to the Closing Date by the Secretaries of State (or comparable official) of each state in which Borrower is qualified to do business.



                                        5.02(e)-1

C.      MATERIAL SUBSIDIARY CORPORATE DOCUMENTS.

               (1) The Certificate of Incorporation (or comparable certificate) of each domestic Material Subsidiary of Borrower, certified as of a recent date prior to the Closing Date by the Secretary of State (or comparable public official) of its state of incorporation; and

               (2) A Certificate of Good Standing (or comparable certificate) for each domestic Material Subsidiary of Borrower, certified as of a recent date prior to the Closing Date by the Secretary of State (or comparable public official) of its state of incorporation.


D.      FINANCIAL STATEMENTS, FINANCIAL CONDITION, ETC.

               (1) A copy of the unaudited Financial Statements of Borrower and its Subsidiaries for the fiscal quarter ended March 31, 1998 and for the fiscal year to such date (prepared on a consolidated and consolidating basis), certified by the chief financial officer of Borrower to present fairly the financial condition, results of operations and other information reflected therein and to have been prepared in accordance with GAAP (subject to normal year-end audit adjustments);

               (2) A copy of the audited consolidated Financial Statements of Borrower for the fiscal year ended September 30, 1997, prepared by Deloitte & Touche and a copy of the unqualified opinion delivered by such accountants in connection with such Financial Statements;

               (3) A copy of the 10-Q report filed by Borrower with the Securities and Exchange Commission for the quarter ended March 31, 1998;

               (4) A copy of the 10-K report filed by Borrower with the Securities and Exchange Commission for the fiscal year ended September 30, 1997;

               (5) The consolidated plan and forecast of Borrower and its Subsidiaries for the fiscal year to end September 30, 2000; and

               (6) Such other financial, business and other information regarding Borrower, or any of its Subsidiaries as Agent or any Lender may reasonably request, including information as to possible contingent liabilities, tax matters, environmental matters and obligations for employee benefits and compensation.



E.      OPINIONS.



                                        5.02(e)-1

               (1) A favorable written opinion of Wilson, Sonsini, Goodrich & Rosati, counsel for Borrower, each dated the Closing Date, addressed to Agent for the benefit of Lender Parties, covering such legal matters as Agent may reasonably request and otherwise in form and substance satisfactory to Agent.


F.      OTHER ITEMS.

               (1) A duly completed and timely delivered Notice of Borrowing;

               (2) Evidence that the Prior Credit Agreement has been terminated and all obligations of Borrower thereunder have been satisfied;

               (3) A certificate of the President or Chief Financial Officer of Borrower, addressed to Agent and dated the Closing Date, certifying that:

                      (a) The representations and warranties set forth in
               Paragraph 4.01 and in the other Credit Documents are true and correct in all material respects as of such date (except for such representations and warranties made as of a specified date, which shall be true as of such date); and

                      (b) No Default has occurred and is continuing as of such
               date;

               (4) All fees and expenses payable to Agent and Lenders on or prior to the Closing Date (including all fees payable to Agent pursuant to the Agent's Fee Letter);

               (5) All reasonable fees and expenses of Agent's counsel through the Closing Date; and

               (6) Such other evidence as any Lender Party may reasonably request to establish the accuracy and completeness of the representations and warranties and the compliance with the terms and conditions contained in this Agreement and the other Credit Documents.



                                        5.02(e)-1

                                    EXHIBIT A

                               NOTICE OF BORROWING

                                     [Date]



ABN AMRO Bank N.V.
   as Agent
Capital Markets-Syndications Group
1325 Avenue of the Americas, 9th Floor
New York, NY 10019
Attn:  Linda Boardman

        1. Reference is made to that certain Credit Agreement, dated as of June 30, 1998 (the "Credit Agreement"), among Silicon Valley Group, Inc. ("Borrower"), the financial institutions listed in Schedule I to the Credit Agreement (the "Lenders") and ABN AMRO Bank N.V., as agent for Lenders (in such capacity, "Agent"). Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

        2. Pursuant to Subparagraph 2.01(b) of the Credit Agreement, Borrower hereby irrevocably requests a Borrowing upon the following terms:

               (a) The principal amount of the requested Borrowing is to be $__________;

               (b) The requested Borrowing is to consist of ["Base Rate" or "LIBOR"] Loans;

               (c) If the requested Borrowing is to consist of LIBOR Loans, the initial Interest Period for such Loans will be __________ month[s]; and

               (d) The date of the requested Borrowing is to be __________,
        ____.

        3. Borrower hereby certifies to Agent and Lenders that, on the date of this Notice of Borrowing and after giving effect to the requested Borrowing:

               (a) The representations and warranties of Borrower set forth in Paragraph 4.01 of the Credit Agreement and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

               (b) No Default has occurred and is continuing; and

               (c) All of the Credit Documents are in full force and effect.

        4. Please disburse the proceeds of the requested Borrowing to

________________________________________________________________________________

_______________________________________________________________________________.



        IN WITNESS WHEREOF, Borrower has executed this Notice of Borrowing on the date set forth above.



                                            SILICON VALLEY GROUP, INC.


                                            By:_________________________________
                                               Name:____________________________
                                               Title:___________________________

                                    EXHIBIT B

                              NOTICE OF CONVERSION

                                     [Date]



ABN AMRO Bank N.V.
  as Agent
Capital Markets-Syndications Group
1325 Avenue of the Americas, 9th Floor
New York, NY  10019
Attn:  Linda Boardman

        1. Reference is made to that certain Credit Agreement, dated as of June 30, 1998 (the "Credit Agreement"), among Silicon Valley Group, Inc. ("Borrower"), the financial institutions listed in Schedule I to the Credit Agreement (the "Lenders") and ABN AMRO Bank N.V., as agent for Lenders (in such capacity, "Agent"). Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

        2. Pursuant to Subparagraph 2.01(d) of the Credit Agreement, Borrower hereby irrevocably requests to convert a Borrowing as follows:

               (a) The Borrowing to be converted consists of ["Base Rate" or "LIBOR"] Loans in the aggregate principal amount of $__________ which were initially advanced to Borrower on __________, ____;

               (b) The Loans in the Borrowing are to be converted into ["Base Rate" or "LIBOR"] Loans;

               (c) If such Loans are to be converted into LIBOR Loans, the initial Interest Period for such Loans commencing upon conversion will be __________ months; and

               (d) The date of the requested conversion is to be __________,
        ____.

        3. Borrower hereby certifies to Agent and Lenders that, on the date of this Notice of Conversion, and after giving effect to the requested conversion:

               (a) The representations and warranties of Borrower set forth in Paragraph 4.01 of the Credit Agreement and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

               (b) No Default has occurred and is continuing; and

               (c) All of the Credit Documents are in full force and effect.

        IN WITNESS WHEREOF, Borrower has executed this Notice of Conversion on the date set forth above.



                                            SILICON VALLEY GROUP, INC.


                                            By:_________________________________
                                               Name:____________________________
                                               Title:___________________________

                                    EXHIBIT C

                       NOTICE OF INTEREST PERIOD SELECTION

                                     [Date]



ABN AMRO Bank N.V.
  as Agent
Capital Markets-Syndications Group
1325 Avenue of the Americas, 9th Floor
New York, NY  10019
Attn:  Linda Boardman

        1. Reference is made to that certain Credit Agreement, dated as of June 30, 1998 (the "Credit Agreement"), among Silicon Valley Group, Inc. ("Borrower"), the financial institutions listed in Schedule I to the Credit Agreement (the "Lenders") and ABN AMRO Bank N.V., as agent for Lenders (in such capacity, "Agent"). Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

        2. Pursuant to Subparagraph 2.01(e) of the Credit Agreement, Borrower hereby irrevocably selects a new Interest Period for a Borrowing as follows:

               (a) The Borrowing for which a new Interest Period is to be selected consists of LIBOR Loans in the aggregate principal amount of $__________ which were initially advanced to Borrower on __________, ____;

               (b) The last day of the current Interest Period for such Loans is ___________, ____; and

               (c) The next Interest Period for such Loans commencing upon the last day of the current Interest Period is to be _________ months.

        3. Borrower hereby certifies to the Agents and Lenders that, on the date of this Notice of Interest Period Selection, and after giving effect to the requested selection:

               (a) The representations and warranties of Borrower set forth in Paragraph 4.01 of the Credit Agreement and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

               (b) No Default has occurred and is continuing; and

               (c) All of the Credit Documents are in full force and effect.

        IN WITNESS WHEREOF, Borrower has executed this Notice of Interest Period Selection on the date set forth above.



                                            SILICON VALLEY GROUP, INC.


                                            By:_________________________________
                                               Name:____________________________
                                               Title:___________________________

                                    EXHIBIT D

                                EXTENSION REQUEST

                                     [Date]

ABN AMRO Bank N.V.
  as Agent
Capital Markets-Syndications Group
1325 Avenue of the Americas, 9th Floor
New York, NY  10019
Attn:  Linda Boardman

        1. Reference is made to that certain Credit Agreement, dated as of June 30, 1998 (the "Credit Agreement"), among Silicon Valley Group, Inc. ("Borrower"), the financial institutions listed in Schedule I to the Credit Agreement (the "Lenders") and ABN AMRO Bank N.V., as agent for Lenders (in such capacity, "Agent"). Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

        2. Pursuant to Subparagraph 2.01(h) of the Credit Agreement, Borrower hereby irrevocably requests Lenders to extend the term of the Credit Agreement for an additional one (1) year by extending the current Maturity Date from [__________] to [__________].

        3. Borrower hereby certifies to Agent and Lenders that, on the date of this Extension Request, and after giving effect to the requested extension:

               (a) The representations and warranties of Borrower set forth in Paragraph 4.01 of the Credit Agreement and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

               (b) No Default has occurred and is continuing; and

               (c) All of the Credit Documents are in full force and effect.

        IN WITNESS WHEREOF, Borrower has executed this Extension Request on the date set forth above.


                                            SILICON VALLEY GROUP, INC.


                                            By:_________________________________
                                               Name:____________________________
                                               Title:___________________________


                                     CONSENT

        The undersigned hereby consents to the extension of the Maturity Date requested above.

                                            ___________________________________

                                            By:_________________________________
                                               Name:____________________________
                                               Title:___________________________

                                            Date: ______________________________

                                    EXHIBIT E

                                      NOTE

$_______________                                     _________________,________

                                                      ________________,________


        FOR VALUE RECEIVED, SILICON VALLEY GROUP, INC., a Delaware corporation ("Borrower"), hereby promises to pay to the order of ____________________, a ____________________ ("Lender"), the principal sum of
______________________________ DOLLARS ($__________) or such lesser amount as shall equal the aggregate outstanding principal balance of the Loans made by Lender to Borrower pursuant to the Credit Agreement referred to below (as amended from time to time, the "Credit Agreement"), on or before the Maturity Date specified in the Credit Agreement; and to pay interest on said sum, or such lesser amount, at the rates and on the dates provided in the Credit Agreement.

        Borrower shall make all payments hereunder, for the account of Lender's Applicable Lending Office, to Agent as indicated in the Credit Agreement, in lawful money of the United States and in same day or immediately available funds.

        Borrower hereby authorizes Lender to record on the schedule(s) annexed to this note the date and amount of each Loan and of each payment or prepayment of principal made by Borrower and agrees that all such notations shall constitute prima facie evidence of the matters noted; provided, however, that the failure of Lender to make any such notation shall not affect Borrower's obligations hereunder.

        This note is one of the Notes referred to in the Credit Agreement, dated as of June 30, 1998, among Borrower, Lender and the other financial institutions from time to time parties thereto (collectively, the "Lenders") and ABN AMRO Bank N.V., as agent for Lenders. This note is subject to the terms of the Credit Agreement, including the rights of prepayment and the rights of acceleration of maturity set forth therein. Terms used herein have the meanings assigned to those terms in the Credit Agreement, unless otherwise defined herein.

        The transfer, sale or assignment of any rights under or interest in this note is subject to certain restrictions contained in the Credit Agreement, including Paragraph 8.05 thereof.

        Borrower shall pay all reasonable fees and expenses, including reasonable attorneys' fees, incurred by Lender in the enforcement or attempt to enforce any of Borrower's obligations hereunder not performed when due. Borrower hereby waives notice of presentment, demand, protest or notice of any other kind. This note shall be governed by and construed in accordance with the laws of the State of California.



                                            SILICON VALLEY GROUP, INC.


                                            By:_________________________________
                                               Name:____________________________
                                               Title:___________________________

                                LOANS AND PAYMENTS OF PRINCIPAL

                                                       Amount of         Unpaid
            Type of       Amount of     Interest     Principal Paid     Principal      Notation
  Date        Loan          Loan         Period        or Prepaid        Balance       Made By
________________________________________________________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

                                    EXHIBIT F

                              ASSIGNMENT AGREEMENT


        THIS ASSIGNMENT AGREEMENT, dated as of the date set forth at the top of Attachment 1 hereto, by and among:

               (1) The bank designated under item A of Attachment 1 hereto as the Assignor Lender ("Assignor Lender"); and

               (2) Each bank designated under item B of Attachment 1 hereto as an Assignee Lender (individually, an "Assignee Lender").

                                    RECITALS

        A. Assignor Lender is one of Lenders which is a party to the Credit Agreement dated as of June 30, 1998, by and among Silicon Valley Group, Inc. ("Borrower,") Assignor Lender and the other financial institutions parties thereto (collectively, the "Lenders") and ABN AMRO Bank N.V., as agent for Lenders (in such capacity, "Agent"). (Such credit agreement, as amended, supplemented or otherwise modified in accordance with its terms from time to time to be referred to herein as the "Credit Agreement").

        B. Assignor Lender wishes to sell, and Assignee Lender wishes to purchase, all or a portion of Assignor Lender's rights under the Credit Agreement pursuant to Subparagraph 8.05(c) of the Credit Agreement.

                                    AGREEMENT

        Now, therefore, the parties hereto hereby agree as follows:

        1. Definitions. Except as otherwise defined in this Assignment Agreement, all capitalized terms used herein and defined in the Credit Agreement have the respective meanings given to those terms in the Credit Agreement.

        2. Sale and Assignment. Subject to the terms and conditions of this Assignment Agreement, Assignor Lender hereby agrees to sell, assign and delegate to each Assignee Lender and each Assignee Lender hereby agrees to purchase, accept and assume the rights, obligations and duties of a Lender under the Credit Agreement and the other Credit Documents having a Commitment as set forth under the caption "Commitment Transferred" opposite such Assignee Lender's name on Attachment 1 hereto and a corresponding Proportionate Share. Such sale, assignment and delegation shall become effective on the date designated in Attachment 1 hereto (the "Assignment Effective Date"), which date shall be, unless Agent shall otherwise consent, at least five (5) Business Days after the date following the date counterparts of this Assignment Agreement are delivered to Agent in accordance with Paragraph 3 hereof.

        3. Assignment Effective Notice. Upon (a) receipt by Agent of five (5) counterparts of this Assignment Agreement (to each of which is attached a fully completed Attachment 1), each of which has been executed by Assignor Lender and each Assignee Lender (and, to the extent required by Subparagraph 8.05(c) of the Credit Agreement, by Borrower and Agent) and (b) payment to Agent of the registration and processing fee specified in Subparagraph 8.05(e) of the Credit Agreement by Assignor Lender, Agent will transmit to Borrower, Assignor Lender and each Assignee Lender an Assignment Effective Notice substantially in the form of Attachment 2 hereto, fully completed (an "Assignment Effective Notice").

        4. Assignment Effective Date. At or before 12:00 noon (local time of Assignor Lender) on the Assignment Effective Date, each Assignee Lender shall pay to Assignor Lender, in immediately available or same day funds, an amount equal to the purchase price, as agreed between Assignor Lender and such Assignee Lender (the "Purchase Price"), for the Commitment and Proportionate Share purchased by such Assignee Lender hereunder. Effective upon receipt by Assignor Lender of the Purchase Price payable by each Assignee Lender, the sale, assignment and delegation to such Assignee Lender of such Commitment and Proportionate Share as described in Paragraph 2 hereof shall become effective.

        5. Payments After the Assignment Effective Date. Assignor Lender and each Assignee Lender hereby agree that Agent shall, and hereby authorize and direct Agent to, allocate amounts payable under the Credit Agreement and the other Credit Documents as follows:

               (a) All principal payments made after the Assignment Effective Date with respect to each Commitment and Proportionate Share assigned to an Assignee Lender pursuant to this Assignment Agreement shall be payable to such Assignee Lender.

               (b) All interest, fees and other amounts accrued after the Assignment Effective Date with respect to each Commitment and Proportionate Share assigned to an Assignee Lender pursuant to this Assignment Agreement shall be payable to such Assignee Lender.

Assignor Lender and each Assignee Lender shall make any separate arrangements between themselves which they deem appropriate with respect to payments between them of amounts paid under the Credit Documents on account of the Commitment and Proportionate Share assigned to such Assignee Lender, and neither Agent nor Borrower shall have any responsibility to effect or carry out such separate arrangements.

        6. Delivery of Notes. On or prior to the Assignment Effective Date, (a) Assignor Lender will deliver to Agent the Note, if any, payable to Assignor Lender and (b) Borrower will deliver to Agent, to the extent requested, new Notes for each Assignee Lender and Assignor Lender, in each case in principal amounts reflecting, in accordance with the Credit Agreement, their respective Commitments (as adjusted pursuant to this Assignment Agreement). As provided in Subparagraph 8.05(c) of the Credit Agreement, each such new Note shall be dated the Closing Date. Promptly after the Assignment Effective Date, Agent will send to each of

Assignor Lender and the Assignee Lenders its new Notes and will send to Borrower the superseded Note payable to Assignor Lender, marked "Replaced."

        7. Delivery of Copies of Credit Documents. Concurrently with the execution and delivery hereof, Assignor Lender will provide to each Assignee Lender (if it is not already a Lender party to the Credit Agreement) conformed copies of all documents delivered to Assignor Lender on or prior to the Closing Date in satisfaction of the conditions precedent set forth in the Credit Agreement.

        8. Further Assurances. Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

        9. Further Representations, Warranties and Covenants. Assignor Lender and each Assignee Lender further represent and warrant to and covenant with each other, Agent and Lenders as follows:

               (a) Other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, Assignor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents furnished or any collateral or any security interest therein.

               (b) Assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any of its obligations under the Credit Agreement or any other Credit Documents.

               (c) Each Assignee Lender confirms that it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement.

               (d) Each Assignee Lender will, independently and without reliance upon Agent, Assignor Lender or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents.

               (e) Each Assignee Lender appoints and authorizes Agent to take such action as Agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as Agent is authorized to exercise by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Section VII of the Credit Agreement.

               (f) Each Assignee Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

               (g) Attachment 1 hereto sets forth administrative information with respect to each Assignee Lender.

        10. Effect of this Assignment Agreement. On and after the Assignment Effective Date, (a) each Assignee Lender shall be a Lender with a Commitment equal to the Commitment set forth under the caption "Commitment After Assignment" opposite such Assignee Lender's name on Attachment 1 hereto and a corresponding Proportionate Share and shall have the rights, duties and obligations of such a Lender under the Credit Agreement and the other Credit Documents and (b) Assignor Lender shall be a Lender with a Commitment equal to the Commitment set forth under the caption "Commitment After Assignment" opposite Assignor Lender's name on Attachment 1 hereto a corresponding Commitment and shall have the rights, duties and obligations of such a Lender under the Credit Agreement and the other Credit Documents, or, if the Commitment of Assignor Lender has been reduced to $0, Assignor Lender shall cease to be a Lender and shall have no further obligation to make any Loans.

        11. Miscellaneous. This Assignment Agreement shall be governed by, and construed in accordance with, the laws of the State of California. Paragraph headings in this Assignment Agreement are for convenience of reference only and are not part of the substance hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers as of the date set forth in Attachment 1 hereto.

                                       ______________________________________,as
                                       Assignor Lender


                                       By:______________________________________
                                          Name:_________________________________
                                          Title:________________________________


                                       ___________________________________,as an
                                       Assignee Lender


                                       By:______________________________________
                                          Name:_________________________________
                                          Title:________________________________


                                       ___________________________________,as an
                                       Assignee Lender


                                       By:______________________________________
                                          Name:_________________________________
                                          Title:________________________________


                                       ___________________________________,as an
                                       Assignee Lender


                                       By:______________________________________
                                          Name:_________________________________
                                          Title:________________________________

CONSENTED TO AND ACKNOWLEDGED BY:


__________________________________



By:_______________________________
   Name:__________________________
   Title:_________________________


__________________________________,
As Agent


By:_______________________________
   Name:__________________________
   Title:_________________________



ACCEPTED FOR RECORDATION
  IN REGISTER:


__________________________________,
As Agent


By:_______________________________
   Name:__________________________
   Title:_________________________

                                  ATTACHMENT 1
                             TO ASSIGNMENT AGREEMENT

                    NAMES, ADDRESSES AND PROPORTIONATE SHARES
                     OF ASSIGNOR LENDER AND ASSIGNEE LENDERS
                          AND ASSIGNMENT EFFECTIVE DATE

                              ______________, ____



                                                                                  Commitment
                                                       Commitment                    After
A.       ASSIGNOR LENDER                             Transferred(1),(2)            Assignment(1)
         ---------------                             -----------------            --------------
                                                                     %                         %
         ---------------------------                 -------------------      --------------------

         Applicable Lending Office:

         ---------------------------

         ---------------------------

         ---------------------------

         ---------------------------

         Address for Notices:

         ---------------------------

         ---------------------------

         ---------------------------

         ---------------------------

         Telephone No.:
                        ------------
         Telecopier No.:
                        ------------

         Wiring Instructions:

         ---------------------------

         ---------------------------

--------
(1) To be expressed by a percentage rounded to the [eighth]-digit to the right of the decimal point.


(2) Share of Total Commitment sold by Assignor Lender, and share of the total Commitment purchased by Assignee Lender.



                                        F(1)-1

                                                                                    Commitment
                                                         Commitment                    After
B.       ASSIGNEE LENDERS                             Transferred(1),(2)            Assignment(1)
         ----------------                             -----------------            --------------
                                                                     %                         %
         ---------------------------                 -------------------      --------------------

         Applicable Lending Office:

         ---------------------------

         ---------------------------

         ---------------------------

         ---------------------------

         Address for Notices:

         ---------------------------

         ---------------------------

         ---------------------------

         ---------------------------

         Telephone No.:
                        ------------
         Telecopier No.:
                        ------------

         Wiring Instructions:

         ---------------------------

         ---------------------------

--------
(1) To be expressed by a percentage rounded to the [eighth]-digit to the right of the decimal point.


(2) Share of Total Commitment sold by Assignor Lender, and share of the total Commitment purchased by Assignee Lender.



                                        F(1)-2

                                                                                    Commitment
                                                         Commitment                    After
B.       ASSIGNEE LENDERS                             Transferred(1),(2)            Assignment(1)
         ----------------                             -----------------            --------------
         (cont'd)
                                                                     %                         %
         ---------------------------                 -------------------      --------------------

         Applicable Lending Office:

         ---------------------------

         ---------------------------

         ---------------------------

         ---------------------------

         Address for Notices:

         ---------------------------

         ---------------------------

         ---------------------------

         ---------------------------

         Telephone No.:
                        ------------
         Telecopier No.:
                        ------------

         Wiring Instructions:

         ---------------------------

         ---------------------------

C.       ASSIGNMENT EFFECTIVE DATE:

                        ,
         ---------------  ----------



--------

(1) To be expressed by a percentage rounded to the [eighth]-digit to the right of the decimal point.

(2) Share of Total Commitment sold by Assignor Lender, and share of the total Commitment purchased by Assignee Lender.



                                        F(1)-3

                                  ATTACHMENT 2
                             TO ASSIGNMENT AGREEMENT

                                     FORM OF
                           ASSIGNMENT EFFECTIVE NOTICE

        Reference is made to the Credit Agreement, dated as of June 30, 1998, among Silicon Valley Group, Inc. ("Borrower"), the financial institutions parties thereto (the "Lenders") and ABN AMRO Bank N.V., as agent for Lenders (in such capacity, "Agent"). Agent hereby acknowledges receipt of five executed counterparts of a completed Assignment Agreement, a copy of which is attached hereto. [Note: Attach copy of Assignment Agreement.] Terms defined in such Assignment Agreement are used herein as therein defined.

        1. Pursuant to such Assignment Agreement, you are advised that the Assignment Effective Date will be __________.

        2. Pursuant to such Assignment Agreement, Assignor Lender is required to deliver to Agent on or before the Assignment Effective Date the Note, if any, payable to Assignor Lender.

        3. Pursuant to such Assignment Agreement, Borrower is required to deliver to Agent on or before the Assignment Effective Date the following Notes, each dated _________________ [Insert appropriate date]:

        [Describe each new Note for Assignor Lender and each Assignee Lender as to principal amount.]

        4. Pursuant to such Assignment Agreement, each Assignee Lender is required to pay its Purchase Price to Assignor Lender at or before 12:00 Noon on the Assignment Effective Date in immediately available funds.



                                            Very truly yours,

                                            ABN AMRO Bank N.V.
                                               as Agent


                                            By:_________________________________
                                               Name:____________________________
                                               Title:___________________________




                                        F(2)-1